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                                                                  Exhibit 99.2












                    NORDSTROM 401(k) PLAN & PROFIT SHARING

                              (2004 RESTATEMENT)

                Includes All Amendments Approved by the Company
                    through December 31, 2003, including:

                         January 1, 2003 Restatement




                        Lane Powell Spears Lubersky LLP
                       601 SW Second Avenue, Suite 2100
                         Portland, Oregon 97204-1383
                          Telephone:  (503) 778-2100
                          Facsimile:  (503) 778-2200

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                    NORDSTROM 401(k) PLAN & PROFIT SHARING

                              TABLE OF CONTENTS

                                                                       Page

ARTICLE I.  NAME OF PLAN..................................................2
     1.1     Name of Plan.................................................2
     1.2     Effective Date...............................................2

ARTICLE II.  DEFINITIONS..................................................2
     2.1     Administrator................................................2
     2.2     Anniversary Date.............................................2
     2.3     Break in Vesting Service.....................................2
     2.4     Code.........................................................2
     2.5     Company......................................................2
     2.6     Compensation.................................................3
     2.7     Disability...................................................3
     2.8     Eligible Employee............................................3
     2.9     Employee.....................................................4
     2.10    Employer and Employers.......................................4
     2.11    Employment Commencement Date.................................4
     2.12    ERISA........................................................4
     2.13    Highly Compensated Employee and Non-Highly Compensated
             Employee  ...................................................4
     2.14    Hour of Service..............................................6
     2.15    Leased Employee..............................................7
     2.16    Named Fiduciary..............................................7
     2.17    Participant..................................................7
     2.18    Payroll Year or Payroll Calendar Year........................7
     2.19    Permanent Break in Eligibility Service.......................7
     2.20    Plan.........................................................7
     2.21    Plan Year....................................................7
     2.22    Retirement...................................................7
     2.23    Retirement Committee.........................................8
     2.24    Severance from Employment Date...............................8
     2.25    Taxable Year.................................................8
     2.26    Trustee......................................................8
     2.27    Trust Fund...................................................8
     2.28    Valuation Date...............................................8
     2.29    Year of Service..............................................8

ARTICLE III.  ADMINISTRATION OF PLAN......................................8

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     3.1     Plan Administrator...........................................8
     3.2     Enumerated Administrative Powers.............................9
     3.3     Administrative Records......................................10
     3.4     Employer Records............................................10
     3.5     Duties of Participant.......................................10
     3.6     Administrator Expenses......................................10
     3.7     Individuals Indemnified.....................................10
     3.8     Administrator Continues Until Trust Exhausted...............11
     3.9     Plan Expenses...............................................11

ARTICLE IV.  ELIGIBILITY OF EMPLOYEES TO PARTICIPATE.....................11
     4.1     Initial Participation.......................................11
     4.2     Break in Eligibility Service-Reemployment After Break.......12
     4.3     Information from Employer...................................13

ARTICLE V.  CONTRIBUTIONS................................................13
     5.1     Employer Profit Sharing Contribution........................13
     5.2     Elective Deferral Contributions.............................14
     5.3     Employer Matching Contributions.............................17
     5.4     Time of Payment of Contributions............................18
     5.5     Plan Qualification..........................................18
     5.6     Return of Mistaken and Nondeductible Contributions..........18
     5.7     Military Leave Obligations..................................19
     5.8     Rollover Contributions......................................20

ARTICLE VI.  ALLOCATION OF CONTRIBUTIONS AND VALUATION OF TRUST FUND.....21
     6.1     Allocation of Contributions and Forfeitures.................21
     6.2     Valuation and Allocation of Trust Fund......................21
     6.3     Investment of Contributions.................................22
     6.4     Allocation Does Not Vest Rights.............................22
     6.5     Forfeiture Suspense Account.................................22
     6.6     Limitation on Annual Additions..............................23
     6.7     Allocation of Excess Additions..............................24
     6.8     Contribution Limits for Highly Compensated Employees........24
     6.9     Correcting Excess Contributions.............................26

ARTICLE VII.  INVESTMENT IN INSURANCE CONTRACTS..........................27
     7.1     Purchase of Insurance.......................................27
     7.2     Trustee Shall Own the Policy................................28
     7.3     Premiums, etc...............................................28
     7.4     Proceeds and Benefits of Policy.............................28

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     7.5     Disposition of Policy.......................................29
     7.6     Insurer's Responsibility....................................29

ARTICLE VIII.  VESTING OF BENEFITS.......................................29
     8.1     Vested Interest.............................................29
     8.2     Forfeiture of Benefits for Certain Causes...................31
     8.3     Forfeiture of Nonvested Portion of Account..................32
     8.4     Reinstatement of Nonvested Portion of Account...............32
     8.5     Service After Severance from Employment.....................32
     8.6     Forfeiture Reaalocation.....................................33
     8.7     Maternity/Paternity/Family Absences.........................33
     8.8     Special Vesting on Store or Facility Closure................34

ARTICLE IX.  ELIGIBILITY TO RECEIVE BENEFITS.............................35
     9.1     Normal Retirement Benefits..................................35
     9.2     Disability Benefits.........................................35
     9.3     Death Benefits..............................................35
     9.4     Benefits on Severance from Employment.......................37
     9.5     Accelerated Benefit Option..................................37
     9.6     In-Service Withdrawals......................................37
     9.7     Hardship Withdrawals........................................37
     9.8     Restriction on Distributions of Elective Deferrals..........39

ARTICLE X.  METHOD OF PAYMENT OF BENEFITS................................39
     10.1    Distribution of Benefits....................................39
     10.2    Valuation of Account........................................40
     10.3    Time of Distribution........................................40
     10.4    Form of Payment.............................................41
     10.5    Qualified Domestic Relations Orders.........................41
     10.6    Partial Withdrawals.........................................41
     10.7    Rollovers...................................................41
     10.8    Forfeiture of Unclaimed Benefits............................43

ARTICLE XI.  MINIMUM DISTRIBUTION REQUIREMENTS...........................43
     11.1    General Rules...............................................43
     11.2    Time and Manner of Distribution.............................44
     11.3    Required Minimum Distributions During Participant's
             Lifetime....................................................45
     11.4    Required Minimum Distributions After Participant's Death....45
     11.5    Definitions.................................................47

ARTICLE XII.  TOP HEAVY PLANS............................................48
     12.1    Effective Date..............................................49

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     12.2    Effect of Top Heavy Plan Status.............................49
     12.3    Determination of Top Heavy Status...........................49
     12.4    Minimum Employer Contributions to Top Heavy Plans...........52

ARTICLE XIII.  PARTIES RESPONSIBLE FOR IMPLEMENTING THE PLAN.............54
     13.1    Plan Sponsor................................................54
     13.2    Plan Fiduciaries............................................57
     13.3    Plan Committees.............................................58
     13.4    Limitation of Individual Liability..........................59

ARTICLE XIV.  SPENDTHRIFT PROVISIONS.....................................60
     14.1    Prohibition Against Assignment..............................60
     14.2    Effect of Assignment........................................60
     14.3    QDRO Exception..............................................60

ARTICLE XV.  AMENDMENT AND TERMINATION OF PLAN...........................60
     15.1    Future of the Plan..........................................60
     15.2    Company Right to Amend the Plan.............................60
     15.3    Company Right To Terminate the Plan.........................61
     15.4    Partial Termination.........................................62
     15.5    Procedure for Plan Amendment or Termination.................63

ARTICLE XVI.  CLAIMS AND REVIEW PROCEDURE................................63
     16.1    Claims for Benefits and Inquiries...........................63
     16.2    Denial of Claims............................................63
     16.3    Review of Denied Claims.....................................64
     16.4    Decision on Review..........................................64
     16.5    Rules and Procedures on Review..............................65
     16.6    Exhaustion of Remedies......................................65

ARTICLE XVII.  MISCELLANEOUS PROVISIONS..................................65
     17.1    No Right of Continued Employment............................65
     17.2    Discretion..................................................65
     17.3    Separability................................................65
     17.4    Participant and Others Bound by Plan........................65
     17.5    Applicable Law..............................................66
     17.6    Text Controls...............................................66
     17.7    Effective Date..............................................66
     17.8    Expenses....................................................66
     17.9    Plan Document is Controlling................................66

ARTICLE XVIII. LOANS TO PARTICIPANTS.....................................67

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     18.1    Loans to Participants.......................................67





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                    NORDSTROM 401(k) PLAN & PROFIT SHARING


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, certain of the Employers, and their predecessors, entered into a Profit Sharing Plan ("Plan") and Trust Agreement on December 31, 1952; and

     WHEREAS, the parties in 1988 amended and restated the Plan and Trust Agreement to adopt separate provisions regarding Section 401(k) of the Internal Revenue Code of 1986 into a document referred to as the Nordstrom Employee Deferral Retirement Plan, which was subsequently renamed the Nordstrom 401(k) Plan ("401(k) Plan"); and

     WHEREAS, the parties in 2003 amended and restated the Plan and Trust Agreement to incorporate the terms of the 401(k) Plan into the Plan to avoid redundancies in maintaining separate plan documents; and

     WHEREAS, the parties have amended and restated the Plan in 1993, 1995, 1998, 2000, and 2003; and

     WHEREAS, the Company wishes to change the Plan's name to the "Nordstrom 401(k) Plan & Profit Sharing" from the "Nordstrom Profit Sharing and 401(k) Plan" to emphasize the importance employees should place on taking initiative for their own retirement savings;

     WHEREAS, the Company desires to amend and restate this Plan to incorporate certain substantive provisions reflecting changes in Plan design and to document other administrative modifications reflecting changes in the Plan's operation;

     NOW, THEREFORE, the Company does hereby adopt the Nordstrom 401(k) Plan & Profit Sharing as amended and restated herein.

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ARTICLE I.  NAME OF PLAN

     1.1 Name of Plan. Effective January 1, 2004, this Plan shall be known as the Nordstrom 401(k) Plan & Profit Sharing and shall be for the exclusive benefit of the Employees of Employers who have adopted the Plan.
The terms of the Plan are intended to comply with Section 401(a) of the Internal Revenue Code of 1986, as amended, and Treasury Department regulations promulgated in connection therewith, in order that the Trust or Trusts, funded by this Plan may continue to qualify as tax exempt Trusts pursuant to Sections 401(a) and 501(a) of the Internal Revenue Code of 1986.

     1.2     Effective Date.

          1.2-1     2004 Restatement.  Unless another effective date is
specified herein or in a prior Plan amendment, this 2004 Restatement is effective January 1, 2004, and shall govern rights with respect to employment with the Employers on and after January 1, 2004. Rights and benefits with respect to employment prior to 2004 shall be governed by the prior version of the Plan as amended and in effect at the time of reference, unless otherwise specifically provided herein.

          1.2-2     Retroactive Effective Date.  Provisions herein that are
needed to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 and subsequent legislation and regulations shall be effective retroactively as of the earliest compliance date required by law. Unless otherwise indicated, such retroactivity shall not change the effective date or amount of any Employer contribution made under Article V or other benefit provisions implemented for reasons other than compliance with the law and regulations.


ARTICLE II.  DEFINITIONS


     When used herein, the following words shall have the following meanings unless the context clearly indicates otherwise:

     2.1 Administrator means Nordstrom, Inc. (hereafter referred to as the "Company"), charged with those powers and duties of Plan and Trust administration under 13.1-4 and Article III.

     2.2     Anniversary Date means December 31st of each year.
     2.3 Break in Vesting Service means a Payroll Year in which the Participant has failed to complete more than five hundred (500) Hours of Service .

     2.4     Code means the Internal Revenue Code of 1986, as amended.

     2.5     Company means Nordstrom, Inc.

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          2.6     Compensation means that portion of compensation described in this Section 2.6 that appears on an Employee's IRS Form W-2 for the Payroll Year ending with any Plan Year. For purposes of any Plan Year, Compensation includes all monies paid to an Employee for services rendered in the form of salary and wages, including bonuses and commissions, and those amounts which are part of the Employee's basic compensation scheme and paid regularly in accordance with any agreed formula.

          2.6-1     Items Specifically Included.  Except as specifically
provided herein, Compensation shall include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of an Employee under Code Sections 125, 402(a)(8), 402(h), 403(b) or
457. For Plan Years commencing on and after January 1, 1998, Compensation shall also include pre-tax contributions for qualified transportation fringe benefits under Code Section 132(f).

          2.6-2     Items Specifically Excluded.  Except as specifically
provided herein, the term "Compensation" shall not include any amounts paid outside of the regularly occurring payment for services (as described above) including, but not limited to, any reimbursements or other expense allowances, employee awards, taxable fringe benefits (and non-taxable fringe benefits not described in 2.6-1), moving expenses, severance, disability pay under the employer's separately written disability program, amounts received as stock or under any stock-based compensation program (such as stock awards, option gains or performance share units) and their equivalent cash value, and other deferred compensation and welfare benefits.

          2.6-3     Yearly Maximum.  The annual Compensation of each
Participant to be taken into account under the Plan for any year shall not exceed the maximum compensation limit in effect under Code Section 401(a)(17) as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d). For the Plan Year beginning January 1, 2004, the limit is $205,000. This limit does not apply for purposes of applying the percentage of compensation limit for annual additions to the Plan set forth in Section 6.6

          2.6-4     Compensation for Testing Purposes.  For purposes of the
nondiscrimination tests under Code Sections 401(a)(4), 401(k) and (m), the Administrator may use any definition of compensation permitted by Code Section 414(s) in lieu of the definition in this 2.6.

     2.7 Disability means inability on the part of the Participant to engage in any substantial gainful activity on behalf of an Employer by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than eighteen (18) months as certified by a physician who is mutually acceptable to the Participant and the Retirement Committee.

2.8     Eligible Employee means each Employee except the following:

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               (a)     An Employee covered by a collective bargaining
agreement that does not provide for participation in the Plan.

               (b) A Leased Employee treated as an employee for pension purposes solely because of Code Section 414(n).

               (c) An individual classified by the Employer as either an independent contractor or employee of a nonaffiliated entity rather than as an employee of the Employer, regardless of whether such individual is later determined by a court or a governmental administrative agency to be a common law employee of an Employer.

               (d) For periods commencing after December 31, 1999 and before January 1, 2003, an employee of NORDSTROM.com, LLC or Nordstrom Direct, Inc.

               (e) Non-resident aliens who receive no earned income from sources within the United States.

     Notwithstanding the above, subsections (b), (c) and (d) are not intended to exclude such individuals from consideration for the purposes of coverage testing under Code Section 410(b), and, to the extent required, non-discrimination testing under Code Sections 401(a), 401(k) and 401(m) even though they are not eligible to participate in the Plan.

     2.9 Employee means, for purposes of this Plan any person employed as a common-law employee by an Employer or by any other employer required to be aggregated with an Employer under Code Sections 414(b), (c), (m) or (o).

     2.10 Employer and Employers mean the Company and any other entity required to be aggregated with an Employer under Code Sections 414(b), (c),
(m) or (o), provided the Company has authorized and such entity has specifically acted to adopt this Plan.. The terms "Employer" and "Employers" shall include Nordstrom Direct, Inc. for all Plan purposes beginning January 1, 2003. For the period January 1, 2000 to December 31, 2002, "Employer" and "Employers" includes NORDSTROM.com, LLC and Nordstrom Direct, Inc. only for purposes of determining Years of Service for eligibility and for vesting under this Plan.

     2.11 Employment Commencement Date means the first day on which an Employee performs an Hour of Service for the Employer.

     2.12 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     2.13     Highly Compensated Employee and Non-Highly Compensated Employee

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          2.13-1     Highly Compensated Employee. "Highly Compensated
Employee" is defined in section 414(q) of the Code and related Treasury Regulations. In determining which Employees are Highly Compensated Employees, the following shall apply:

               (a) Subject to (b) through (d) below, Highly Compensated Employees for a Plan Year are persons who perform services for an Employer during the Plan Year or the preceding Plan Year and are one or more of the following:

                    (1) An owner of greater than 5 percent of an Employer (a "5-percent owner") during either the current or the preceding Plan Year. For this purpose, a 5-percent owner is defined as any person who owns (or is considered as owning by applying the constructive ownership rules of Code
Section 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation.

                    (2) A person receiving Compensation from the Employer over $80,000 for the preceding Plan Year who is among the highest paid 20 percent of Employees of the Employer during the preceding Plan Year, aggregating Employees of all Employers and excluding Employees to the extent provided by applicable Regulations.

               (b) The dollar amount in (a)(2) above shall be adjusted in accordance with Treasury Regulations for changes in cost of living. For Plan Years commencing in 2004, the Commissioner of Internal Revenue has adjusted this dollar amount to $90,000. When determining whether an Employee is a Highly Compensated Employee in a Plan Year, the (a)(2) dollar amount in effect for the preceding Plan Year is determinative.

               (c) Former employees shall be taken into account in accordance with applicable Regulations. A former Employee shall be treated as a Highly Compensated Employee if:

                    (1) such Employee was a Highly Compensated Employee when such employee severed employment; or

                    (2) such employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

               (d) "Compensation" for purposes of this Section 2.13 shall mean Compensation under 2.6-4.

          2.13-2     Non-Highly Compensated Employee. "Non-Highly Compensated
Employee" means any Employee who is not a Highly Compensated Employee.

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     2.14     Hour of Service means:

          2.14-1     Paid for Work.  Each hour for which an Employee is paid,
or entitled to payment, for the performance of duties for the Employer during the applicable computation period.

          2.14-2     Paid Nonwork Time.  Each hour for which an Employee is
paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the Employee's employment has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

          Notwithstanding the preceding sentence,

               (a) No more than five hundred one (501) Hours of Service are to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

               (b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, or unemployment compensation or disability insurance laws; and

               (c) Hours of Service are not to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this paragraph, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          2.14-3     Back Pay.  Each hour for which back pay, irrespective of
mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under 2.14-1 or 2.14-2, as the case may be, and under this 2.14-3.

          2.14-4     Determination Rules.  The determination of Hours of
Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with Department of Labor regulations 29 CFR Section 2530.200b-2(b) and (c), which is incorporated by this reference.

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     2.15     Leased Employee means any person (other than an Employee of an
Employer) who pursuant to an agreement between an Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction and control of the Employer.

     The requirements applicable to Leased Employees shall not apply if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 132(f), 402(a)(8), 402(h) or 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the recipient's Non-Highly Compensated work force.

     2.16 Named Fiduciary means the appropriate party, parties or entities appointed or delegated such named fiduciary functions pursuant to Articles III and XIII.

     2.17 Participant means an Employee who is eligible to participate and has an account in the Plan. An "active" Participant is one whose employment with the Employer continues and who has completed one thousand (1,000) or more hours in a Payroll Year. An "inactive" Participant is one whose employment has terminated but who has not received a complete distribution of his or her account or one who has completed more than five hundred (500) but less than one thousand (1,000) hours in a Payroll Year.

     2.18 Payroll Year or Payroll Calendar Year means the period of fifty-two (52) consecutive weeks for which an Employee's IRS Form W-2 compensation is calculated. The Plan's limitation year shall be the Payroll Year.

     2.19 Permanent Break in Eligibility Service means the sixty (60) month period during which an Employee has no Hours of Service, as measured from the date of the Employee's most recent Severance from Employment Date.

     2.20 Plan means the Nordstrom 401(k) Plan & Profit Sharing set forth in this document and all subsequent amendments thereto.

     2.21 Plan Year means the 12-month period commencing on January 1 and ending on December 31.

     2.22 Retirement means a Participant's severance from employment after the Normal Retirement Date as defined in 9.1.

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     2.23     Retirement Committee means the Nordstrom Profit Sharing
Retirement Committee, established by the Board of Directors of the Company under 13.1-2(e), and charged with those powers and duties under 13.1-5.

     2.24 Severance from Employment Date means the earlier of (a) the date an Employee quits, retires, is discharged, or dies, whichever occurs first, or (b) the first anniversary of the first date that the Employee is continually absent from work for any other reason (except where such absence is attributable to a Company-approved leave of absence).

     2.25 Taxable Year means the twelve (12) month period adopted by the Company for its tax purposes. Currently, the Company's Taxable Year ends on January 31.

     2.26 Trustee means the person or persons holding the assets of the Plan pursuant to the terms of one (1) or more Trust Agreements entered into by the Employer.

     2.27 Trust Fund means those funds and assets of the Plan held by the Trustee.

     2.28 Valuation Date means any day that the New York Stock Exchange is open for business and trading.

     2.29 Year of Service means a Payroll Year in which an Employee is credited with one thousand (1,000) or more Hours of Service. For the period January 1, 2000 through December 31, 2002, Years of Service are counted only for purposes of eligibility and vesting for Employees of NORDSTROM.com, LLC and Nordstrom Direct, Inc. On and after January 1, 2003, Eligible Employees of Nordstrom Direct, Inc. are credited with Years of Service (including Years of Service prior to January 1, 2003) for all Plan purposes.




ARTICLE III.  ADMINISTRATION OF PLAN

     3.1 Plan Administrator. The Company as Administrator, in conjunction with the Retirement Committee, has the general powers and authority to administer provided below in 3.1-1 to 3.1-3:

          3.1-1     Complete Administrative Power.  The complete power and
authority, in its sole discretion, to implement and delegate all functions necessary or desirable for the proper administration of the Plan, including but not limited to powers set forth in this Article III.

          3.1-2     Actions Binding.  Any action taken in good faith in the
exercise of authority conferred by this Plan shall be conclusive and binding upon the Participants and their beneficiaries.

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          3.1-3     Discretion is Absolute.  All discretionary powers
conferred upon the Administrator and Retirement Committee, as applicable, shall be absolute, provided, however, that no discretionary power shall be exercised in a manner that results in discrimination in favor of Employees who are officers, shareholders or Highly Compensated Employees of an Employer.

     3.2 Enumerated Administrative Powers. Without limitation of its general powers under the Plan, the Company and Retirement Committee, as applicable, shall have the following enumerated powers:

          3.2-1     Control Administration.  Full power and authority to
control and manage the operation and administration of the Plan.

          3.2-2     Plan Interpretation.  To construe and apply all Plan and
Trust provisions, including the specific power and authority to interpret the Plan and Trust, to remedy or resolve ambiguities, inconsistencies or omissions and to decide any questions about the rights of Participants and their beneficiaries.

          3.2-3     Benefit Eligibility.  To decide all questions relating to
an individual's status as an Employee, the eligibility of Employees to become Participants, the amount of service of any Employee or Participant, and the amount of benefits to which any Participant may be entitled by reason of service prior to or after the effective date hereof.

          3.2-4     Benefit Payment.  To approve the payment of all benefits
as they become payable under the Plan and to pursue the recovery of any payment made which exceeds the amount to which an individual is entitled to receive under the terms of the Plan.

          3.2-5     Service Providers.  To engage such professional
consultants, assistants and service providers as the Administrator, in its discretion, deems advisable, necessary or appropriate, including (but not limited to) accountants, actuaries, consultants, legal counsel, medical practitioners and clerical assistants to perform services with regard to any of its responsibilities under the Plan, and to rely on opinions and advice given by any such third party.

          3.2-6     Records.  To ensure that all records necessary for proper
operation of the Plan are kept.

          3.2-7     Reports and Disclosures.  To ensure compliance with all
reporting, filing and disclosure requirements imposed on the Plan
"administrator" by ERISA and any other applicable law.

          3.2-8     Inspection of Records.  During business hours to make
available to service providers and any Participant or beneficiary any records relating to the Plan as required by law, provided that a Participant or beneficiary shall be entitled to examine only such records as pertain


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exclusively to him or her, including (but not limited to) the Plan and Trust
Agreement and all amendments thereto.

          3.2-9     Indemnity Bond.  To arrange for all bonds required by law, but the amount thereof need not exceed the minimum requirements imposed by law.

          3.2-10     Legal Process.  To designate an agent for service of
legal process in any suit or action involving the Plan.

          3.2-11     Fees and Expenses.  To negotiate and fix the compensation
or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other person retained or employed by the Administrator or other party designated to carry out administrative duties under the Plan.

          3.2-12     Other.  To perform or cause to be performed such further
acts as it may deem necessary, appropriate or convenient for the efficient administration of the Plan.

     3.3 Administrative Records. Each party having responsibility for any Plan administration function under the Plan shall keep such records as shall be appropriate for the orderly and efficient performance of such functions, and shall permit any other party having Plan administration responsibility to examine any of such records which are appropriate to the latter's functions.

     3.4 Employer Records. The records of the Employers shall be conclusive evidence as to all matters forming the basis for participation in the Plan and for the calculation of benefits thereunder. Any individual or entity shall be entitled to rely upon a certificate of an officer of the Company as to any Employee's Years of Service, age, Compensation and cause for the termination of service, and as to any other information pertinent to the calculation or determination of the Employee's interest under the Plan.

     3.5 Duties of Participant. The Administrator may require a Participant to furnish to it such information and instruments or documents as it may deem necessary in the administration of the Plan. Compliance with such requirements shall be a condition of a Participant's receipt of benefits.

     3.6 Administrator Expenses. No Company employee who performs administrative functions under the Plan shall receive any compensation for such service beyond his or her compensation as an Employee of the Company, but shall be entitled to reimbursement from the Company for any reasonable expenses actually and properly incurred in the performance of such duties.

     3.7 Individuals Indemnified. The Company hereby indemnifies any Company Employee or Director who carries out any responsibilities under the Plan, and holds them harmless from the effects, consequences, expenses, attorney fees and damages arising from their acts or conduct in such capacity, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith. Such indemnification shall be in addition to any other rights each may have as a matter of law, or by reason of any insurance or other indemnification.

     3.8 Administrator Continues Until Trust Exhausted. If the Company shall cease to exist and no successor adopts or continues the Plan, the members of the Retirement Committee at that time (and their successors) shall remain in office until final termination of the Trust, and shall assume any and all powers and duties not otherwise previously delegated. The remaining member or members shall fill any vacancies caused by death, resignation, disability or other cause.

     3.9     Plan Expenses.

          3.9-1     Expenses Paid by Trust Fund.  The following shall be paid
by the Trust Fund:

               (a) Operating Expenses. All expenses of the Administrator and the Trust, as the case may be, attributable to the operation of the Plan and Trust, to the extent they constitute reasonable expenses of administering the Plan and are not paid by the Company under 3.9-2.

               (b) Taxes. Any taxes and related interest and penalties assessed against the Trust Fund.

          3.9-2     Payment by Company Without Reimbursement.  Except for the
reimbursement to the Company of direct expenses consistent with 17.8, the obligation of the Trust to pay any expenses charged to the Trust shall cease to exist to the extent such charges are paid by the Company.

          3.9-3     Administrator Protest.  Payment under 3.9-1 or 3.9-2 may
be withheld pending resolution of any objection by the Administrator.


ARTICLE IV.  ELIGIBILITY OF EMPLOYEES TO PARTICIPATE

     4.1     Initial Participation.

          4.1-1     Profit Sharing Contributions.     Eligible Employees with
Employment Commencement Dates on or after January 1, 2004, begin participation for purposes of eligibility to receive an allocation of Profit Sharing Contributions on the first day of the calendar month coinciding with or next following the first anniversary of their Employment Commencement Date, if still employed on that date. In the event an Employee is not still employed on that date but is subsequently rehired before incurring a Permanent Break in Eligibility Service, the Employee will become a Participant for purposes of eligibility to receive Profit Sharing

Contributions on the first day of the calendar month coincident with or next following his or her reemployment date, if still employed on that date. Notwithstanding the foregoing, Profit Sharing Contribution participation for Eligible Employees with Employment Commencement Dates before January 1, 2004, shall continue to be determined under the 2003 Restatement of this Plan.

          4.1-2     Elective Deferrals Contributions.  Eligible Employees
begin participation for purposes of making Elective Deferrals (including Catch-up Contributions, if applicable) on the first day of the calendar month coinciding with or next following three continuous months of employment.

          4.1-3     Matching Contributions.  Eligible Employees with
Employment Commencement Dates on or after January 1, 2004, begin participation for purposes of receiving an allocation of Matching Contributions on the first day of the calendar month coinciding with or next following the first anniversary of their Employment Commencement Date, if still employed on that date. In the event an Employee is not still employed on that date but is subsequently rehired before incurring a Permanent Break in Eligibility Service, the Employee will become a Participant for purposes of eligibility to receive an allocation of Matching Contributions on the first day of the calendar month coincident with or next following his or her reemployment date, if still employed on that date. Notwithstanding the foregoing, Matching Contribution allocation eligibility for Eligible Employees with Employment Commencement Dates before January 1, 2004, shall continue to be determined under the 2003 Restatement of this Plan.

          4.1-4     Latest Participation Date.  Notwithstanding the
participation criteria set forth in 4.1-1, 4.1-2 and 4.1-3, Eligible Employees who have attained age 21 and completed 1,000 Hours of Service during the 12-month period immediately following their Employment Commencement Date (or during a Plan Year containing the anniversary date of the Employment Commencement Date, if the Eligible Employee does not complete 1,000 Hours of Service during the first 12 month period) shall commence participation in the Plan not later than the earlier of (a) the first day of the Plan Year following the date the Employee meets those requirements, or (b) the date which is 6 months after the date the Employee meets those requirements.

     4.2 Break in Eligibility Service-Reemployment After Break. An Employee who becomes a Participant in this Plan remains a Participant until he or she receives a distribution of his or her entire vested account balance.
If the Employee incurs a Permanent Break in Eligibility Service and subsequently is reemployed by the Employer, for Plan eligibility purposes the Participant's Employment Commencement Date shall be his or her most recent reemployment date. If an Employee severs employment and is subsequently reemployed by the Employer prior to incurring a Permanent Break in Eligibility Service, the Severance from Employment Date shall be disregarded for eligibility purposes and he or she will enter the Plan as provided in 4.1 following his or her rehire date. However, if the Employee incurs a Permanent Break in Eligibility Service prior to his or her reemployment date, the period of service prior to the Permanent Break in Eligibility Service is disregarded for Plan eligibility purposes.

     4.3 Information from Employer. As of each Anniversary Date or such other period as the Company deems appropriate, the Employer will provide the Administrator or its designated agent with the appropriate information necessary to ascertain all Eligible Employees, their dates of employment, Hours of Service, Compensation, and dates of termination.


ARTICLE V.  CONTRIBUTIONS

          5.1     Employer Profit Sharing Contribution.

               5.1-1     Generally.  For each Plan Year, the Employer may make
a discretionary profit-sharing contribution in an amount to be determined by the Board of Directors of each Employer pursuant to 5.1-2, which shall be termed the "Employer Profit Sharing Contribution." The Employer's Contribution for any Plan Year shall be made out of current or accumulated net profit for the Employer's Taxable Year in which the Plan Year ends. The Employer's determination of such contributions (if any) shall be binding on Participants, the Employer, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer Contributions or the method used in determining the amount of the Employer Contributions, but shall be accountable only for funds actually received by the Trustee.

          5.1-2     Allocation of Employer Profit Sharing Contributions.  The
Employer Profit Sharing Contribution for each Plan Year shall be allocated as of the Anniversary Date among those Participants who have completed one Year of Service and who also either (i) are employed on the Anniversary Date, or
(ii) have terminated employment during the Plan Year due to death, Disability or Retirement and qualify under 5.1-3 unless 5.1-5 applies. Such contributions, while allocable to Participants as described in this section, shall be credited to a Participant's account only when actually received by the Trustee. Such contributions shall be allocated to an eligible Participant's account based on such Participant's Compensation and Years of Service as follows:

               (a) Step One: Determine Hypothetical Allocation. The Administrator, or its delegated third party administrative service provider, shall first determine the total Employer Profit Sharing Contribution necessary to fund a hypothetical contribution allocation for each Participant who is eligible to receive a profit-sharing contribution, based on the Participant's Years of Service and Compensation, according to the following table ("Table 5.1-2(a)"):

     Years of Service          Contribution as a Percentage Of Compensation
     ----------------          --------------------------------------------
         1 or 2                                      1%
         3 or 4                                      2%
         5 or more                                   3%

The amount necessary to fund such contribution shall be known for purposes of this 5.1-2 as the "Hypothetical Allocation Contribution."

          (b) Step Two: Determine Adjustment to Hypothetical Allocation. After performing this hypothetical allocation under 5.1-2(a), the actual Employer Contribution for the Plan Year (as declared by the Board under 5.1 and adjusted for forfeitures under 5.1-4) shall be divided by the Hypothetical Allocation Contribution (determined in (a) above), to determine a ratio that, for purposes of this 5.1-2, shall be known as the "Adjustment Factor."

          (c) Step Three: Determine Participant Contribution Allocation. The Participant's profit sharing allocation for the Plan year shall be determined under this 5.1-2 by first multiplying the Participant's Compensation by the Contribution Percentage in Table 5.1-2(a) (based on his or her Years of Service) and then multiplying this result by the Adjustment Factor determined in 5.1-2(b).

          5.1-3     Mid-year Terminations.  A Participant whose mid-year
termination of employment is on account of death, Disability or Retirement, who accumulated a Year of Service in such year prior to such termination, and whose entire Plan account remains undistributed as of the last day of the Plan Year of termination, shall share in the Employer Profit Sharing Contribution allocation for that year. Any other Participant whose employment with the Employer terminates during a Plan Year, and any year-end active Participant who fails to meet the Year of Service requirement, shall not share in the Employer Profit Sharing Contribution or forfeiture allocation for that year, unless required by 12.4 if the Plan is "top heavy."

          5.1-4     Forfeitures.  As of each Anniversary Date after December
31, 1999, forfeitures under 8.3 for the then completed Plan Year shall be used to first reduce the Employer Matching Contribution obligation under section
5.3 and, to the extent there is any excess after the allocation of such matching contribution, it shall be used to reduce the Employer Profit Sharing Contribution.

          5.1-5     Highly Compensated Employee Allocation Restrictions.
Effective for Plan Years commencing on and after January 1, 2002 and notwithstanding anything in Section 5.1 to the contrary, any Participant who is a Highly Compensated Employee and who is characterized as being "otherwise excludible" under Code Section 410(b)(4) (i.e., one who has not met the requirements of Code Section 410(a)(1)(A)) as of the last day of the Plan
Year) shall not share in the Employer contribution or forfeiture allocation for that Plan Year, unless required by 12.4 if the Plan is top heavy.

     5.2     Elective Deferral Contributions.

          5.2-1     Deferral Amount. Each Participant who is a Non-Highly
Compensated Employee may elect to defer a portion of his or her Compensation for any Plan Year in a whole percentage between one percent (1%) and fifty percent (50%). Each Participant who is a Highly Compensated Employee may elect to defer a portion of his or her Compensation for any Plan Year in a whole percentage between one percent (1%) and fifteen percent (15%). However, no Participant shall be permitted to have Elective Deferral Contributions made to this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year, except to the extent permitted under Section 5.2-3 of the Plan and Code Section 414(v) relating to Catch-up Contributions. The Plan Administrator may, at any time, reduce the Elective Deferral Contributions for any Participant if it determines that reduction is necessary in order to avoid exceeding the limits imposed by this subsection or Article VI.

          5.2-2     Automatic Enrollment. Subject to a Participant's ability
to modify his or her Elective Deferral Contributions under 5.2-4, and to such limitations as shall apply to Elective Deferral Contributions elsewhere under the Plan:

               (a) Application of Automatic Enrollment Rules. Each Participant with an Employment Commencement Date on or after January 1, 2004, but who has not otherwise made an affirmative election to make (or not to make) Elective Deferrals under section 5.2-1, shall automatically be enrolled in the Plan on his or her Automatic Enrollment Date. However, Eligible Employees with Employment Commencement Dates before January 1, 2004, shall be subject to the automatic enrollment provisions of the 2003 Restatement of this Plan and not to the provisions of this 5.2-2. These automatic enrollment provisions shall not apply to rehired Participants who have been subject to the automatic enrollment rule in conjunction with a previous re-hire.

                (b) Automatic Enrollment Date. For purposes of this 5.2-2, a Participant's "Automatic Enrollment Date" is the later of (i) the first day of the calendar month coinciding with or next following the first anniversary of such Participant's Employment Commencement Date, if still employed as an Eligible Employee on that date, or, if applicable, (ii) the first day of the calendar month coincident with or next following that date which is sixty (60) days from the date the Participant is rehired following a severance from employment if still employed as an Eligible Employee on that date.

                (c) Default Elective Deferral Contribution Rate. An automatically-enrolled Participant shall be deemed to have elected an Elective Deferral Contribution rate equal to two percent (2%) of Compensation earned during the portion of the Plan Year subsequent to the date of automatic enrollment during which such individual is a Participant.

                (d) Automatic Enrollment Notice Requirement. The Administrator, or its delegate, shall provide Eligible Employees with notice of such automatic enrollment (and an opportunity to revoke such automatic enrollment) within a reasonable period of time prior to the Participant's Automatic Enrollment Date under this 5.2-2.

          5.2-3     Catch-up Contributions.  Effective for Plan Years
beginning after December 31, 2001, each Participant who:

               (a) is eligible to make Elective Deferral Contributions under this Plan; and

               (b) has attained or will attain age fifty (50) before the last day of the Plan Year,

is eligible to make Catch-up Contributions in accordance with, and subject to, Code Section 414(v). Catch-up contributions are those Elective Deferral Contributions, up to the applicable dollar limit set forth in Code Section 414(v)(2)(B)(i), as adjusted for cost of living, that would exceed a contribution limit under the Code or the Plan if the provisions of Code
Section 414(v) were not applicable.  Each Participant described in this
Section 5.2-3 shall have the same right to elect Catch-up Contributions under this Plan. Catch-up Contributions must be allocated to separate Catch-up Contribution Accounts and will not be taken into account for purposes of the provisions of this Plan implementing Code Sections 401(a)(4) regarding nondiscrimination, 401(k)(3) regarding limits on elective deferrals by Highly Compensated Employees, 402(g) regarding limits on elective deferrals, or 416 regarding contributions by Key Employees (except as specifically provided in Article XII.)

          5.2-4     Changes to Deferral Election.  During employment, a
Participant may modify, suspend or resume Elective Deferral Contributions by any telephonic, electronic or written means established by the Administrator. Any such change shall be effective as of the first day of the next payroll cycle following processing of the change notification received by the Administrator; provided, however, that if the Administrator is not able to administratively process the change by such payroll date, the change shall be effective as soon as the administrative processing is complete. A Participant's Elective Deferral Contributions election will be automatically suspended upon a Participant's severance from employment with an Employer. A rehired Participant must reinitiate an Elective Deferral Contribution election in the manner specified by the Administrator.

          5.2-5     Excess Deferrals.  "Excess Deferral" means, for a given
calendar year, that amount by which each Participant's total elective deferrals (as defined in Code Section 402(g)(3)) under all plans of all employers exceeds the sum of the dollar limits in effect under Code Section 402(g) for the calendar year and under Code Section 414(v) for the taxable year, as annually indexed by the Secretary of the Treasury. For the Plan Year beginning on January 1, 2004, the Code Section 402(g) dollar limit is $13,000, and the Code Section 414(v) dollar limit is $3,000. The Plan Administrator will distribute any Excess Deferral, adjusted for investment gains and losses, to the Participant no later than April 15 of the calendar year immediately following the close of the calendar year for which the Excess Deferral is made. If an Excess Deferral occurs because of deferral amounts under plans maintained by an Employer combined with deferrals under one or more plans not maintained by an Employer, the excess shall be distributed if the following conditions are satisfied:

               FIRST, the Participant notifies the Plan Administrator of the Excess Deferral by March 1 following the close of the year, unless the Plan Administrator waives the deadline; and

               SECOND, the notice specifies how much of the Excess Deferral is to be distributed from this Plan.

          5.2-6     Deferral and Catch-up Contributions Accounts.  The amount
by which Compensation is reduced, after adjustment for Excess Deferrals under
Section 5.2-5, shall be that Participant's Elective Deferral Contribution. The portion of the Elective Deferral Contribution that does not exceed the Plan provisions implementing Code Section 401(k)(3) regarding limits on elective deferrals by Highly Compensated Employees, Section 402(g) regarding limits on elective deferrals for all Participants, or Section 415 regarding limits on annual additions shall be called the Basic Elective Deferral Contribution and shall be allocated to that Participant's Basic Elective Deferral Account. The remainder of the Elective Deferral Contribution shall be called the Catch-up Contribution and shall be allocated to a Participant's Catch-up Contributions Account.

     5.3 Employer Matching Contributions. Employer Matching Contributions on behalf of a Participant shall be made at a rate of $1.00 for each $1.00 of Eligible Elective Deferral Contributions made by that Participant during the Plan Year, as determined under 5.3-1.

          5.3-1     Eligible Elective Deferral Contributions.  Only Elective
Deferral Contributions for the Plan Year of less than or equal to the first four percent (4%) of a Participant's Compensation that remain in the Plan through the Anniversary Date (the "Matchable Contributions") shall be eligible to be matched by Employer Matching Contributions. Catch-up Contributions are not eligible for Employer Matching Contributions under any circumstances.

          5.3-2     Requirements For Match. A Participant may receive an
Employer Matching Contribution only if such Participant completes at least one Year of Service and also either (i) is employed on the Anniversary Date, or
(ii) has terminated employment during the Plan Year due to death, Disability or Retirement and qualifies under 5.3-3 unless 5.3-4 applies. Such contributions, while allocable to Participants as described in this section, shall be credited to a Participant's account only when actually received by the Trustee.

          5.3-3     Mid-year Terminations.  A Participant whose mid-year
termination of employment is on account of death, Disability or Retirement, who accumulated a Year of Service in such year prior to such termination, and whose entire Plan account remains undistributed as of the last day of the Plan Year of termination, shall share in the Employer Profit Sharing Contribution allocation for that year. Any other Participant whose employment with the Employer terminates during a Plan Year, and any year-end active Participant who fails to meet the Year of Service requirement, shall not share in the Employer Matching Contribution

          5.3-4     Company Right to Modify.  The Company reserves the right
to increase the rate of Matching Contributions at any time prior to the end of a Plan Year and to otherwise modify, prior to any Plan Year, both the rate of Employer Matching Contributions and the level of Matchable Contributions for that Plan Year. The Company shall notify Participants in writing within a reasonable period of time for any Plan Year for which a change is effected.

          5.3-5     Highly Compensated Employee Allocation Restrictions.
Effective for Plan Years commencing on and after January 1, 2002 and notwithstanding anything in 5.3 to the contrary, any Participant who is a Highly Compensated Employee and who is characterized as being "otherwise excludible" under Code section 410(b)(4) (i.e., one who has not met the requirements of Code section 410(a)(1)(A)) as of the last day of the Plan Year shall not receive an Employer Matching Contribution for that Plan Year, unless required by 12.4 if the Plan is "top heavy."

     5.4 Time of Payment of Contributions. The Employer shall pay to the Trustee Employer Contributions for each Plan Year within the time prescribed by law, which may extend beyond the end of the Plan Year in accordance with Code Section 404(a)(6). On or about the date of the payment, the Administrator shall be advised of the amount of the payment upon which the allocation shall be calculated.

     5.5 Plan Qualification. Notwithstanding any provisions in this Plan to the contrary, contributions to this Plan are made upon the condition precedent that this amended and restated Plan must be approved and qualified as meeting the requirements of Code Section 401(a). Accordingly, the Employer reserves the right to amend this Plan, retroactively or otherwise, as may be required in order to obtain approval of the Plan from the Internal Revenue Service. If the amended Plan does not receive a favorable determination from the Internal Revenue Service and is thereafter terminated, all contributions made by the Employer and earnings thereon made after the effective date of this restatement shall be recovered by the Employer, provided that they are returned to the Employer within one (1) year after the date of denial of qualification of the Plan. No Participant or beneficiary has any vested right or claim to any asset of the Plan or to any benefit under the Plan before the Internal Revenue Service determines that the Plan qualifies under Section 401(a) of the Code.

     5.6     Return of Mistaken and Nondeductible Contributions.

          5.6-1     Mistake of Fact.  In the event that an Employer shall make an excessive contribution due to a mistake of fact, then pursuant to Section 403(c)(2)(A) of ERISA, an Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and Trustee shall return that amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

          5.6-2     Disallowed Deduction.  Employer contributions hereunder
are made on the condition that such contributions are deductible under Section 401(a) and Section 404 of the Code. In the event that a deduction for any contribution hereto is disallowed and found not to be deductible by the Internal Revenue Service, or any other regulatory agency, the Employer may recover all or any portion of such contribution, provided it is returned to the Employer within one (1) year after the denial of the deduction.

          5.6-3     No Participant Interest.  No Participant or beneficiary
has any vested right or claim to any asset of the Plan or to any benefit under the Plan that may be returned pursuant to 5.6 of this Plan.

     5.7 Military Leave Obligations. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code. Additionally, effective with respect to periods of qualified military service commencing on and after January 1, 2004, a Participant's obligation to make loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

          5.7-1     Returning Participant with Re-Employment Rights. The
following provisions apply to each Participant who, immediately following a period of qualified military service, returns to employment with an Employer with reemployment rights protected by law


               (a) Employer Profit Sharing Contribution. The Employer shall make Employer Profit Sharing Contributions for the period of the Participant's qualified military service, based on a rate derived from the amount of contribution made to the Plan for each Plan Year in such period, and on the Compensation for the Participant (as determined in 5.7-2).

               (b) Elective Deferral Contributions. A Participant may make Elective Deferral Contributions to the Plan attributable to the period of qualified military service. Such contributions shall be paid within a period starting on the date of reemployment and continuing for the shorter of (1) three (3) times the length of the qualified military service that resulted in the reemployment rights or (2) five (5) years.

               (c) Matching Contributions. The Employer shall make Matching Contributions for a Participant who is reemployed from qualified military service based on the amount of Elective Deferral Contributions made by the Participant under 5.7-1(b).

          5.7-2     Compensation. Compensation for purposes of contributions
under 5.7-1 shall be the amount described in 2.6 that the Participant would have received from the Employer during the period of qualified military service if employment had continued. Such amount shall be based on the rate of pay the Participant would have received in such period or, if such rate was not reasonably certain, the Participant's average pay rate during the 12-month period of employment preceding the period of qualified military service or the entire period of employment if less than 12 months.

          5.7-3     Limitations. Contributions provided under 5.7-1 shall be
subject to the limits provided in Article VI based on the Plan Years within the period of qualified military service to which the contributions relate in accordance with applicable law and regulations.

     5.8     Rollover Contributions.

          5.8-1     General Rule.     Subject to the approval of the
Administrator, this Plan may accept an eligible rollover distribution on behalf of a Participant who is an Eligible Employee from any of the following:

               (a)     a qualified plan described in Code Section 401(a) or
Section 403(a);

                (b)     an annuity contract described in Code Section 403(b);

                (c) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

                (d) an individual retirement account or retirement annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.

For purposes of this Section 5.8, the plans and arrangements described in (a) through (d) are referred to as "the other plan."

          5.8-2     Eligible Rollover Distribution.  The rollover must be an
eligible rollover distribution, as defined in Section 10.7 paid to or on behalf of the Participant either:

               (a) pursuant to participation of the Participant or the Participant's deceased spouse in the other plan; or

               (b) pursuant to a qualified domestic relations order to the spouse or former spouse of a participant in the other plan.

In addition, with respect to rollover of any after-tax contributions, it must be possible for the Administrator to determine the amounts that would be includible and would not be includible in the distributee's gross income (disregarding the rollover provisions of the Code) so that the separate accounting requirement of 8.6-2(a)(ii) can be satisfied.

          5.8-3     Qualified Transfer.  The rollover must be paid in cash to
the Trustee either:

                (a) by a direct transfer from the trustee(s) of the other plan or IRA; or

                (b) by payment from the Participant on or before the sixtieth (60th) day following the Participant's receipt of the distribution from the other plan or IRA.

However, rollovers of after-tax contribution amounts described in section 10.7-2(a)(2) must be paid by means of a direct transfer from the other plan.

          5.8-4     Rollover Account.  The transferred amount accepted by the
Plan shall be placed in the Participant's Rollover Account, and shall be at all times fully vested and subject to the investment and distribution provisions of section 5.2, but shall not be considered a Participant Elective Deferral Contribution for purposes of the Employer Matching Contribution, contribution limits, or nondiscrimination requirements and limitations of this Plan and the Code, or as part of a Participant's total account balance for purposes of the consent requirement under Section 10.1-1 for distribution of amounts in excess of $5,000. Rollovers of after-tax contribution amounts described in 10.7 will be accounted for separately.




ARTICLE VI.  ALLOCATION OF CONTRIBUTIONS AND VALUATION OF TRUST FUND

     6.1     Allocation of Contributions and Forfeitures.

          6.1-1     Participant Accounts.  The Company, or its delegated third party administrative service provider, under the supervision of the Retirement Committee, shall keep such separate accounts for each Participant as may be necessary to administer the Plan properly and to accurately reflect the value of the account of each Participant or Beneficiary in the Plan. Such accounts and records may be kept in dollars or units or both, as determined appropriate by the Company so that there may be determined as of any Valuation Date the
(a) current value of the Participant's account in the Trust Fund and (b) adjustments from the previous Valuation Date that have produced such value. The Company, or its delegate, shall furnish each Participant a statement showing contributions to date, account balances and vested interests. Such statement shall be furnished no less frequently than annually.

          6.1-2     Valuation Changes.  Each Participant's account shall be
adjusted to reflect net income, gain or loss, since the previous Valuation Date, as provided in 6.2. For this purpose, Participant accounts are determined on a cash basis, not an accrual basis. Any appreciation or depreciation in the value of a Participant's account will apply only to amounts actually invested under that Participant's account.

     6.2 Valuation and Allocation of Trust Fund. The Trust Fund shall be valued and allocated on each Valuation Date. As of the close of trading on each Valuation Date, the fair market value of each Participant's account shall be determined as follows:

          FIRST, credit or charge, as appropriate, to the proper accounts all contributions, transfers, payments, fees, forfeitures, withdrawals or other distributions made to or from such accounts since the last Valuation Date and that have not been previously credited or charged.

          SECOND, credit or charge, as applicable, each account with its share of the appreciation or depreciation in the fair market value of the investments held in each account since the previous Valuation Date. Such appreciation or depreciation will reflect investment income, unrealized gains and losses, other investment transactions and expenses paid from the Plan Assets and other charges properly payable by the Plan in accordance with 17.8.

     6.3 Investment of Contributions. All Contributions and investment earnings, gains or losses thereon, credited to a Participant's account shall be invested and reinvested in one or a combination of investment funds to be established by the Trustee as provided in the Nordstrom Retirement Plan Participant Investment Appendix attached hereto and incorporated into this 6.3 by this reference.

     6.4 Allocation Does Not Vest Rights. The fact that an allocation is made and credited to the account of a Participant does not vest in the Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.

     6.5     Forfeiture Suspense Account.

          6.5-1     Assets Pending Allocation. Any amounts forfeited pursuant
to section 8.3 shall be held in an account to be known as the "forfeiture suspense account" until allocated pursuant to section 6.5-3.

          6.5-2     Investment of the Forfeiture Suspense Account. The
forfeiture suspense account referred to in this section shall be invested in a liquid form of investment as determined appropriate by the Company.

          6.5-3     Allocation of Forfeitures held in the Forfeiture Suspense
Account. The forfeiture suspense account will be used first to reduce the Employer Matching Contributions under section 5.3 and, to the extent there is any excess after the allocation of Employer Matching Contributions, the excess shall be used to reduce Employer Profit Sharing Contributions under section 5.1.

     6.6     Limitation on Annual Additions.

          6.6-1     Annual Maximum for All DC Plans.  Notwithstanding any
provisions of this Plan to the contrary, when taking into consideration all defined contribution Plans maintained by Employer, the maximum "annual addition" that may be contributed or allocated to a Participant's account or accounts for any limitation year may not exceed the lesser of (1) $40,000 or
(2) one hundred percent (100%) of the Participant's Compensation. The $40,000 "dollar limitation" shall be adjusted for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury. For the Plan Year beginning January 1, 2004, the limit is $41,000.

          6.6-2     Annual Addition.  With respect to each Participant,
"annual addition" means the sum for the Plan Year of (1) Employer contributions, (2) for years beginning after December 31, 1986, the amount of the Participant's voluntary contributions determined without regard to any rollover contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account of a pension or annuity plan, as described in Section 415(1)(2) of the Code, and (5) contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419(A)(d)(3) of the Code or under a welfare benefit fund maintained by the Employer, as defined in
Section 419(e) of the Code.

          6.6-3     Combined Employers.  For purposes of applying the
limitations under 6.6, all members of a controlled group of corporations (as defined by Internal Revenue Code Section 414(b) but modified by Code Section 415(h)) or of an affiliated service group (as defined by Internal Revenue Code
Section 414(m)) of which Employer is a member, and all employers which are under common control with Employer (as defined by Internal Revenue Code
Section 414(c) but modified by Internal Revenue Code Section 415(h), and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o), will be considered a single employer.

          6.6-4     Compensation for 6.6. For the sole purpose of determining
the contribution limitation under 6.6, an Employee's Compensation for a limitation year shall be defined to include earned income, wages, salaries and fees for professional services and other amounts paid or includible in gross income for the limitation year for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid for sales, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), excluding the following (a) and (b), but including (c), as applicable:

               (a) Deferred Compensation. Contributions to a qualified or nonqualified plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                (b) Stock Benefits. Amounts realized from the exercise of a nonqualified stock option; or when restricted stock (or property) held by the Employee either becomes freely transferable or no longer is subject to a substantial risk of forfeiture; or amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

                (c) Certain Other Benefits. For Plan Years beginning after December 31, 1997, a Participant's compensation for purposes of this 6.6 shall include (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amounts contributed by the Employer at the election of the Employee which are not includible in the gross taxable income of the Employee by reason of Code Section 125 or 132(f).

     6.7 Allocation of Excess Additions. If an allocation would have been made to a Participant's account, but for a limitation in Section 6.6, then any such excess shall be disposed of in the following manner:
          6.7-1     Excess Attributable to Elective Deferrals.  If the excess
is attributable to amounts contributed by the employee as Elective Deferrals, then any Elective Deferrals, and any income attributable thereto, to the extent they would reduce the excess amount, shall be returned to the Participant.

          6.7-2     Remainder to Suspense Account.  Any excess addition that
is not attributable to Elective Deferrals and remaining after the application of 6.7-1, shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied under the Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent that it may not then be allocated to any Participants' accounts.

          6.7-3     Multiple DC Accounts.  In the event that Employer
maintains two (2) or more defined contribution plans and the total annual additions to all plans exceeds the limitation contained in Section 6.6 above, the provisions of 6.6 shall be applied to all profit sharing plans to the extent necessary to comply with Section 6.6.

          6.7-4     Code Section 415.  The intent of 6.6 and 6.7 is to set
forth the basic rule implementing Code section 415 so that, for each Plan Year, the Plan satisfies the contribution limitations of the Code and applicable regulations. The provisions of 6.6 and 6.7 shall be applied in a manner consistent with the Code and regulation provisions of section 415, which are incorporated by this reference.

     6.8     Contribution Limits for Highly Compensated Employees.

          6.8-1     Non-Discrimination Tests. For each Plan Year, the Plan
shall satisfy the nondiscrimination tests in sections 401(k)(3) and 401(m) of the Code in accordance with Treasury

Regulation sections 1.401(k)-l and 1.401(m)-l and -2. The applicable Code and Regulation sections are incorporated by this reference. The following provisions shall be applied in a manner consistent with such Code and Regulation sections.

          6.8-2     Determining the ADP and ACP.  For each Plan Year, the
Committee shall determine the Actual Deferral Percentage ("ADP") and the Actual Contribution Percentage ("ACP") of the Eligible Employees who are Highly Compensated Employees under 2.13 and the ADP and ACP of the remaining Eligible Employees in two separate groups. Employees under age 21 or who have less than one Year of Service as of the end of the Plan Year are one group (the "otherwise excludable group"), and all other Employees are the other group. The "otherwise excludable group" shall not consist of any Highly Compensated Employee. The ADP and ACP shall be determined as follows:

          (a) The ADP (and ACP) for the Highly Compensated Employees and for the remaining Employees is the average of the individual Deferral (or Contribution) Percentages for all eligible Employees within their respective groups.

          (b) An Employee's individual Deferral Percentage is that individual's Basic Elective Deferral Contributions for the year as a percentage of such Employee's Compensation under (d).

          (c) An Employee's individual Contribution Percentage is that individual's Employer Matching Contributions for the year as a percentage of such Employee's Compensation under (d), subject to (e).

          (d) Compensation for purposes of the ADP and ACP is Compensation under 2.6, or such other definition of compensation permitted by Code Section 414(s) in lieu thereof. Only Compensation earned while an Eligible Employee shall be considered for this purpose.

          (e) The Committee may for any year treat Basic Elective Deferral Contributions not needed to pass the ADP test as Employer Matching
Contributions for purposes of the ACP test   No contributions may be used in
both tests.

          (f) The following shall be aggregated to determine the ADP and the ACP:

               (1) All Plans that are aggregated with this Plan under Code sections 401(a)(4) and 410(b) (other than for purposes of the average benefit percentage test).

               (2) All cash and or deferred arrangements in which the same Highly Compensated Employee is eligible to participate.

          6.8-3     ADP and ACP Limitations. Neither the ADP nor the ACP of
the Highly Compensated Employees may exceed the greater of the following:

               (a) 1.25 times the ADP or ACP of the remaining employees for the appropriate Plan Year.

               (b) 2 percentage points higher than the ADP or ACP of the remaining employees, up to 2 times such ADP or ACP for the appropriate Plan Year.

          6.8-4     ADP and ACP Testing Methodology.

               (a) 1997 through 1998 Plan Years. Effective for Plan Years commencing between January 1, 1997 and December 31, 1998, the Plan elects to use the prior year testing method in computing the ADP and ACP for Non-Highly Compensated Employees under the nondiscrimination rules of 401(k) and 401(m). The "first plan year" rule described in section V of IRS Notice 98-1 does not apply.

                (b) Post-1998 Plan Years. Effective for Plan Years commencing after December 31, 1998, the Plan elects to use the current year testing method in computing the ADP and ACP for Non-Highly Compensated Employees under the nondiscrimination rules of 401(k) and 401(m). For purpose of the limitations under this section 6.7, the provisions of Code sections 401(k)(3) and 401(m)(3) together with their specific underlying Treasury Regulations, IRS Notice 98-1 and subsequent Internal Revenue Service guidance issued under applicable Code provisions are hereby incorporated into this Plan by reference. The "first plan year" rule described in section V of IRS Notice 98-1 does not apply.

                (c) Regulatory Incorporation. For purpose of the limitations under this section 6.7, the provisions of Code sections 401(k)(3) and 401(m)(3) together with their specific underlying Treasury Regulations, IRS Notice 98-1 and subsequent Internal Revenue Service guidance issued under applicable Code provisions are hereby incorporated into this Plan by reference.

     6.9     Correcting Excess Contributions.

          6.9-1     Determine the Excess Contribution Amounts. If the ADP or
ACP of the Highly Compensated Employees would exceed the limits in 6.8-3, the Committee shall adjust the contributions for certain Highly Compensated Employees to come within the limits, as follows:

               (a) Correcting for ADP Failures. If the ADP limit is exceeded, Basic Elective Deferral Contributions shall be reduced taking the highest individual dollar amount first. Basic Elective Deferral Contributions reduced under this provision shall not be eligible for Employer Matching Contributions.

          (b) Correcting for ACP Failures. If the ACP limit is exceeded, Employer Matching Contributions shall be reduced taking the highest individual dollar amount first.

          6.9-2     Excess Contribution Reductions. Amounts reduced under 6.9-
1 shall be forfeited, withheld or distributed as follows:

          (a) Any amount reduced from Employer Matching Contributions shall be forfeited, with related earnings, as follows:

               (1) Any amount reduced under 6.9-1(b) shall be forfeited to the extent of any unvested balance in the Employer Matching Contribution account of the Highly Compensated Employee to whom it applies. The unvested balance shall be determined before the reduction.

               (2) Amounts forfeited shall be treated in accordance with 6.5.

          (b) Any Employer Matching Contribution for which eligibility is lost under 6.9-1(a) because a Basic Elective Deferral Contribution was reduced shall not be contributed and thus shall neither be forfeited nor distributed.

          (c)     Subject to (d), any contributed amount not forfeited under
(a) shall be distributed to the Highly Compensated Employees to whom it applies. The distribution shall include related earnings, determined under applicable Regulations, for the Plan Year in which the excess arose, but shall not include earnings after the end of such Plan Year. Distribution of such amounts generally may be made within two and a half (2 1/2) months after the end of the Plan Year to which the excess applies and in any event by the end of the following Plan Year.

          (d) A distribution under (c) because of an ADP limitation shall be reduced by the amount of any Excess Deferral previously withdrawn under 5.2-5 for the same Plan Year.

ARTICLE VII.  INVESTMENT IN INSURANCE CONTRACTS

     7.1 Purchase of Insurance. Effective from and after February 1, 1992, no additional policies of life insurance will be purchased by the Plan. Policies of ordinary or whole life insurance purchased prior to February 1, 1992, may be continued in effect, subject to the limitations contained elsewhere in this Article VII. The Administrator shall continue to direct payment of premiums on such previously purchased policies for active Participants until such time as a Participant affirmatively elects to surrender or cancel the policy. The Administrator shall continue to direct payment of premiums on such previously purchased policies for inactive Participants only if such

Participant affirmatively elects to have the coverage continued. Otherwise, the policy shall be surrendered or canceled and the proceeds added to the Participant's other investment accounts.

     In no event may any premiums on whole life insurance be paid under this Plan for a Participant, if the aggregate premiums for that insurance exceed forty-nine percent (49%) of the aggregate of the contributions allocated to such Participant at any time.

     7.2 Trustee Shall Own the Policy. Each contract issued shall provide, and the application therefore shall request, that a Trustee, subject to the terms and conditions of a Trust Agreement entered into by Employer, shall be the owner of the contract. Any and all rights provided under the contract or policy, or permitted by the insurance company, shall be reserved to that Trustee. Such rights shall include the right to surrender, reduce or split the policy, the right to name and change the payee to receive thereunder on the happening of any contingency specified in the policy, the right to exercise any loan provisions to pay the premium or for any other reason, and such other rights as may be reserved to the owner of the policy. The listing of rights above shall not be construed as a limitation on the Trustee. However, the exercise of the rights reserved to the Trustee as owner of the policy shall be subject to and pursuant to the direction of the Administrator.

     7.3 Premiums, etc. The Trustee shall maintain possession of any policy purchased and shall pay the premiums as each premium falls due, unless the Administrator directs otherwise. Dividends may be used in reduction of any such premium, may be applied in any other manner permitted by the insurance company or may be taken in cash by the Trustee, as the Administrator determines from time to time. If, at any time, the Administrator shall decide as an investment matter that the premium on any policy is not to be paid in cash from the Participant's account, the Administrator, in its sole discretion, shall direct the Trustee whether such premium is to be paid by policy loan (if the policy contains such a provision), if any, or whether the policy is to be continued as a paid-up policy, or whether use is to be made of any extended insurance option available thereunder, or whether some other action is to be taken under the policy. Any policy loans shall be proportionate to the loan values of the insurance contracts. In any determination of the Administrator, all Participants similarly situated shall be treated the same. Before directing a Trustee to take any action other than payment of premiums in cash, the Administrator must give the Participant an opportunity either to pay the premium in cash from his or her own funds or to purchase the policy from the Trustee for its cash surrender value. Any premium received by the Trustee from the Participant shall be paid to the insurance company. If the Participant purchases the policy, the Trustee shall transfer the policy to him/her free and clear of Trust and shall add to his or her account the amount paid by such Participant.

     7.4 Proceeds and Benefits of Policy. Upon the death of a Participant on whose life the Trustee holds a policy payable to it, the Trustee may collect the proceeds, in which case such proceeds shall be turned over to the Participant's beneficiary, or the Trustee may assign to such beneficiary the policy and all rights thereunder, or the Trustee may direct the insurance company to make payment to such beneficiary in such manner as may be permitted by the insurance contract. The action taken by the Trustee shall be as directed by the Administrator, in its sole discretion, after consideration of the needs of the beneficiary and the intention of the Participant as indicated in the last direction filed with the Administrator and the Trustee by the Participant prior to his or her death. Such intention or direction, however, shall not of itself create in any way a vested right, either in the Participant or his or her beneficiary, nor shall it alter the provisions of this Agreement.

     7.5 Disposition of Policy. When any Participant whose policy is held hereunder reaches his or her retirement date or age, or terminates employment, or if this Plan and Trust Fund should terminate, the Administrator shall direct the Trustee as to the disposition of the policy so that the provisions of this Plan covering disposition of the account of the Participant in the happening of any such event, may be effected. If a Participant is entitled to termination benefits as provided in Article X and if the policy is not to be assigned to the Participant free of the Trust but is to be surrendered by the Trustee for its value, such a direction shall be given by the Administrator to the Trustee only after such Participant has been given an opportunity to purchase the policy for its cash surrender value and has declined to make such purchase. Any insurance upon the life of any Participant who is not entitled to termination benefits shall be surrendered by the Trustee. Any amount received by the Trustee as a result of any such purchase or surrender, shall be added to the account of the Participant and disposition or distribution made as provided elsewhere in this Plan.

     7.6 Insurer's Responsibility. No insurance company which issues a policy under the Plan will thereby become a party to the Plan or the related Trust Agreements. The liability of any such insurance company shall be only as provided in any policy it may issue. The insurance company shall be fully protected from all liability in accepting premium payments from the Trustee and in making payments to the Trustee, or on direction of the Trustee or the Administrator, without liability as the application of such payments.


ARTICLE VIII.  VESTING OF BENEFITS

     8.1 Vested Interest. A Participant is always 100 percent vested in Elective Deferral and Rollover Contributions to the Plan and is also 100 percent vested upon reaching the Normal Retirement Date under Section 9.1 while still an Employee. When a Participant's employment is terminated for reasons other than Retirement, Disability, death, or cause (as defined in 8.2) he or she will receive a percentage of the amount in his or her account derived from Employer Profit Sharing Contributions and Employer Matching Contributions based on his or her completed Years of Service.

          8.1-1     Vesting Service.  For purposes of determining a
Participant's vested interest, the applicable computation period shall be the Plan Year for years commencing prior to January 31, 1986, and the Payroll Year thereafter. A Participant shall receive a Year of Service for vesting for the Plan Year ending January 31, 1986, and for the Payroll Year ending December 31, 1987.

          8.1-2     Vesting Schedules.

     (a) Pre-2000 Profit Sharing Contributions. A Participant's vested interest in Employer Profit Sharing Contributions attributable to Years of Service before January 1, 2000 will be determined in accordance with the following schedule:

     Years of Service              Vested Interest
     ----------------              ---------------
     Less than 3 years                  0
     3 years                            20
     4 years                            40
     5 years                            60
     6 years                            80
     7 or more years                    100


     (b) Post-1999 Profit-Sharing Contributions. A Participant shall be immediately one hundred percent (100%) vested in Employer Profit Sharing Contributions attributable to Years of Service after December 31, 1999.

     (c) Matching Contribution -- Employed Before Certain Dates. Each Participant credited with at least one Hour of Service prior to January 1, 2000, and each Participant who was an employee of Nordstrom Direct, Inc. on December 31, 2002, shall be one hundred percent (100%) vested in the Employer Matching Contribution accounts.

     (d) Matching Contribution -- Employed After Certain Dates. The vested interest of each Participant who does not have at least one (1) Hour of Service earned prior to January 1, 2000 and for each Participant whose first Hour of Service is with Nordstrom Direct, Inc. after December 31, 2002, is determined under the following table:


     Years of Service              Vested Interest
     ----------------              ---------------
     Less than 1 year                    0%
     1 year                             33%
     2 years                            67%
     3 or more years                   100%

     (e) Top Heavy Plan. For each Plan Year in which the Plan is considered top heavy under Article XII, the schedule in Section 12.4 will be substituted for the schedules set forth in this section if the Section 12.4 schedule would result in a greater vesting percentage.

          8.1-3     Participant Election if Vesting Schedule Amended.  If the
Plan's vesting schedule is amended, whether by this amended and restated Plan, or by subsequent amendment, or the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's account, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule under Article XII, each Participant with at least three (3) Years of Service with the Employer may elect, within the period described below, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. Notwithstanding the foregoing, for Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" above.

               The period during which the election of the prior vesting schedule may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

               (a)     Sixty (60) days after the amendment is adopted;

               (b)     Sixty (60) days after the amendment becomes effective;
or

               (c) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.

     8.2 Forfeiture of Benefits for Certain Causes. Notwithstanding any other provisions of this Plan to the contrary, the right of any Participant or former Participant to receive or to have paid to any other person and the right of any such other person to receive Employer Profit Sharing or Employer Matching Contributions hereunder shall terminate and shall be forever forfeited if such Participant's employment with the Employer is terminated because of his or her fraud, embezzlement or dishonesty or any willful act which injures the Employee or his or her fellow workers. This section shall be inapplicable as of the earliest of the following dates:

          (a) the date the Participant meets the requirements for normal retirement benefits under 9.1:

          (b) the date the Participant completes five (5) Years of Service with respect to Employer Profit Sharing Contributions or three (3) Years of Service with respect to Employer Matching Contributions;

          (c)     the date the Plan terminates; or

          (d) the date contributions to the Plan have been completely discontinued.

Notwithstanding the provisions of 8.2, should the Plan become a top heavy plan as defined in 12.2, only that portion of a Participant's account which is not vested under the vesting schedule set forth at 12.4 of this Plan shall be subject to forfeiture.

     8.3 Forfeiture of Nonvested Portion of Account. Except as provided herein, if a Participant terminates employment with an Employer, the nonvested portion of the terminated Participant's account will be forfeited at the earlier of:

          (a) the date the entire vested portion of the Participant's account is distributed; or

          (b) the date on which the Participant completes five (5) consecutive one-year Breaks in Vesting Service.

The forfeited amount will initially be held in the "forfeiture suspense account" referred to in Section 6.5. For purposes of this section, if the vested value or vested percentage of a Participant's account balance is zero
(0) on the date of such Participant's termination of employment, the Participant shall be deemed to have received a distribution of his or her entire account on the date of termination.

     8.4 Reinstatement of Nonvested Portion of Account. If a Participant who ceases to be an Employee is subsequently reemployed as an Employee before incurring five (5) consecutive one-year Breaks in Vesting Service, any amount forfeited pursuant to 8.3(a) shall be restored to the Participant's account, and Years of Service before the Break in Vesting Service will be taken into account to determine the vesting percentage in the reinstated benefit; provided that the Participant repays the amount previously distributed before the earlier of (1) the fifth (5th) anniversary of his or her reemployment date or (2) the close of the first period of five (5) consecutive one-year Breaks in Vesting Service following the withdrawal.

     8.5     Service After Severance from Employment.

          8.5-1     Service After a Break in Vesting Service.

               (a)     Account Before the Break.  Years of Service after five
(5) consecutive one-year Breaks in Vesting Service shall not increase the Participant's vested interest in his or her account for benefits accrued before such Breaks in Vesting Service.

               (b) Account After the Break. No service prior to a Break in Vesting Service will be taken into account in determining a Participant's vested interest in his or her account after the Break in Vesting Service until the Participant has completed one Year of Service after such break.

                    (1) General Crediting Rule. Upon completing a Year of Service after reemployment, the Participant shall be credited with all Years of Service, including Years of Service prior to the Break in Vesting Service which have not been forfeited under (b)(2) below, in determining such Participant's vested interest in that portion of the Participant's account balance attributable to contributions, earnings and losses after the Break in Vesting Service.

                    (2) Exclusion of Forfeited Service. This provision applies to a Participant who experiences a Break in Vesting Service prior to acquiring a nonforfeitable interest under the Plan, and who subsequently is reemployed by an Employer. If the Participant's number of consecutive one (1) year Breaks in Vesting Service equals or exceeds the greater of (a) five (5), or (b) the aggregate number of his of her Years of Service, whether or not consecutive, completed prior to such Break in Vesting Service (other than Years of Service which may be disregarded on account of a prior Break in Vesting Service), Years of Service before the Break in Vesting Service shall not be counted for the purpose of determining the vested percentage of the Participant's account balance derived from Employer contributions to the Plan on the Participant's behalf after such Break in Vesting Service.

          8.5-2     Return to Service Before a Break in Vesting Service.  If a
Participant severs employment with an Employer and subsequently returns to the service of an Employer without having incurred a Break in Vesting Service, those Years of Service prior to a Participant's severance from employment shall be credited on behalf of the Participant in determining the Participant's vested interest under the Plan.

          8.5-3     Prior Plan Forfeitures and Exclusions.  Notwithstanding
anything to the contrary in this Article VIII, Years of Service permitted to be disregarded under the terms of a prior version of the Plan while then in effect, shall continue to be disregarded under the terms of this Plan.

     8.6 Forfeiture Reallocation. Notwithstanding anything herein to the contrary, in the event of a termination for cause pursuant to 8.2, the Participant's entire account shall be forfeited immediately and allocated as of the next valuation date as provided in 6.5. In the event of termination other than pursuant to 8.2, the forfeited portion of a Participant's account shall be allocated as of the Anniversary Date next following the date of termination, as provided in 6.5.

     8.7 Maternity/Paternity/Family Absences. If a Participant is absent from employment due to a "qualified family absence" then the Participant will be credited with certain Hours of Service on account of such absence to the extent necessary, and only to the extent necessary, to avoid a Break in Vesting Service and a Permanent Break in Eligibility Service. The term "qualified family absence" shall mean absence (a) by reason of a Participant's pregnancy, (b) by reason of the birth of a child to the Participant, (c) by reason of the placement of a child for adoption by the

Participant, (d) for purposes of caring for a child during a period immediately following the birth or placement by adoption of that child, or (e) by reason of circumstances which qualify as family leave under the Family and Medical Leave Act of 1993 (PL 103-3) and the regulations thereunder. All absences on account of a single child shall be aggregated and treated as a single absence. The Participant shall be credited with the number of Hours of Service equal to the Hours of Service that the Participant would have been credited on account of the normal work schedule of such Participant prior to the absence, but in no event will Participant be credited with more than five hundred one (501) hours on account of a single absence. In the event that a Participant's normal working schedule is unknown or cannot be determined, Participant shall be credited with eight (8) Hours of Service for each regular working day.

          8.7-1     Hours of Service.  Hours of Service on account of a
qualified absence shall be credited to the Participant during the Plan Year in which the absence begins if necessary to prevent a Break in Vesting Service in that Plan Year, or if such hours are not necessary to prevent a Break in Vesting Service in that Plan Year, such hours shall be credited to the Participant in the next succeeding Plan Year. Hours of Service on account of a qualified absence shall also be credited if necessary to prevent a Permanent Break in Eligibility Service.

          8.7-2     Uniform Rules.  The Plan Administrator shall adopt uniform and reasonable rules for verification of the purpose of absences as well as determination of the number of days for which there was such an absence. Failure of a Participant to submit appropriate documentation in a timely manner pursuant to such rules will result in no credit being given for the period of the absence.

     8.8 Special Vesting on Store or Facility Closure. Effective during and after 1994, whenever a store or facility is completely closed, the following 8.8-1 through 8.8-3 shall apply to those Participants employed at the store or facility at the time of closure who, after the closure, do not become employed by Employer in another capacity:

          8.8-1     Administrator Determinations.  The Administrator shall
have complete discretion and power to determine whether a closure has occurred under (a) below, and, if so, whether either or both of the following (b) or
(c) shall apply to each such former employee. The written terms of such Administrator determination hereby are incorporated by this reference as part of this Plan.

               (a) Closure Defined. Closure means the stoppage of all functions at a particular location as determined by the Administrator in its discretion, taking into account such facts and circumstances as the Administrator deems appropriate.

               (b) Vesting. The Administrator has discretion whether or not to increase the vesting percentage, as applied to the pre-closure account attributable to Employer contributions, for (1) the year of closure or (2) such individual's total period of pre-closure service.

               (c) Contribution. The Company has discretion to decide whether or not former employees who have an account balance at the end of the year of closure will receive a contribution for the year of closure based on Compensation earned during such year, notwithstanding the fact that they are not employed on the Anniversary Date.

          8.8-2     Termination Defined.  A Participant is deemed to have
terminated as a result of the closure if such Participant was employed by such store or facility on the date of the closure, and is not employed at another store or facility of the Employer within ninety (90) days after the date of Participant's termination of employment connected with the closed store or facility. A Participant will not be treated as having commenced work for an Employer if the Participant works less than forty (40) hours during such ninety (90) day period.

          8.8-3     Reemployment.  Participants reemployed after receiving
closure benefits under 8.8-1 in their pre-termination account nonetheless will be subject to the vesting schedule contained at 8.1, disregarding any special vesting credit under 8.8-1, with respect to the amount of the account attributable to contributions made for service after reemployment.


ARTICLE IX.  ELIGIBILITY TO RECEIVE BENEFITS

     9.1 Normal Retirement Benefits. A Participant shall be eligible for normal retirement benefits upon attaining age sixty (60), which is the Normal Retirement Date under the Plan. Distribution of benefits on termination of employment at or after the Normal Retirement Date shall be made in accordance with the provisions of Article X. Any Participant who continues to work for an Employer after the Normal Retirement Date may, pursuant to 10.3, direct the Administrator to defer distribution of the Participant's account until after the Participant's actual termination of employment.

     9.2 Disability Benefits. Upon a Participant's Disability, prior to his or her Normal Retirement Date or other termination of employment, the Participant shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant's Disability by the Administrator. All amounts credited to a Participant's account shall become fully vested upon the Participant's Disability prior to his or her Normal Retirement Date or other termination of employment. Distribution of benefits on account of Disability shall be made in accordance with the provisions of Article X.

     9.3 Death Benefits. Upon a Participant's death before his or her Normal Retirement Date, or other termination of employment, the Participant's designated beneficiary shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant's death by the Administrator. All amounts credited to a Participant's account shall become fully vested upon the Participant's death prior to his or her Normal Retirement Date or other termination of employment. Distribution of benefits on account of

Participant's death shall be made to the surviving beneficiary or beneficiaries designated by the Participant or determined as provided herein, in accordance with the provisions of Article X.

          9.3-1     Designation of Beneficiary.  At the time of hire an
Employee may designate the beneficiary of any benefits which may become payable to a beneficiary of a deceased Participant in this Plan. Such designation shall be a signed writing. Any such beneficiary designation may be revoked or changed by a subsequent signed writing. If the Participant is married and the designated beneficiary is not the Participant's spouse, the spouse must consent to the designation by a signed writing witnessed by a representative of the Plan or notarized by a notary public. No beneficiary designation or revocation or change thereof shall be effective until such writing is furnished to the Administrator or its agent. The revocation of a beneficiary designation shall not require the consent of any beneficiary. Any designation filed on a later date shall be deemed to entirely revoke any designation filed on an earlier date unless otherwise expressly stated in the later designation.

          9.3-2     Effect of Divorce.  If a Participant and his or her named
beneficiary are or become married and thereafter their marriage is dissolved by entry of a decree of dissolution or other court order having the effect of dissolving the marriage, then such pre-divorce beneficiary designation shall be deemed automatically revoked as to such beneficiary spouse as of the date of such dissolution unless the death benefit rights of such former spouse are subsequently reaffirmed by a qualified domestic relations order or the Participant's subsequent written designation. However, distribution of a deceased Participant's account in accordance with his or her latest beneficiary designation filed with the Administrator shall completely discharge the Employer, the Administrator and the Trustee and they shall have no duty to inquire into, or act on any information concerning, whether a Participant's marriage has been dissolved and his or her beneficiary designation thereby revoked as to his or her spouse.

          9.3-3     Alternate Payee.  For purposes of this 9.3, an alternate
payee named in a qualified domestic relations order shall be treated as a Participant.

          9.3-4     Deemed Beneficiary.  If no beneficiary designation has
been made, or if the designated beneficiary has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:

               (a)     first, to his widow or her widower, as the case may be;

               (b)     next, to his or her children, in equal shares;

               (c)     next, to his or her parents, in equal shares;

               (d) next, to his or her brothers and sisters, in equal shares; or

               (e)     next, to his or her estate.

          9.3-5     Surviving Beneficiary.  For purposes of determining the
appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven days after the date of the Participant's death.

     9.4 Benefits on Severance from Employment. Upon the termination of a Participant's employment prior to his or her death, Disability or Retirement, the Participant shall be entitled to distribution of his or her vested account balance. Distribution of benefits on account of a Participant's severance from employment as provided herein shall be made to the Participant in accordance with the provisions of Article X.

     9.5 Accelerated Benefit Option. A terminally ill Participant, as defined herein, shall be entitled to an early distribution of a portion of his or her benefits upon written notification to the Administrator and verification of the Participant's terminal illness by the Administrator. The Participant entitled to receive a distribution pursuant to this accelerated benefit option may receive a distribution of any Rollover Account, in addition to any vested Employer Profit Sharing Contributions and Employer Matching Contributions, including earnings thereon, which have been held by the Plan for at least twenty-four (24) months. Distribution of benefits on account of terminal illness shall be made in accordance with the provisions of 10.6 as an in-service withdrawal, but without the requirement that the Participant have attained age age fifty-nine and one-half (59 1/2). A Participant shall be deemed to be terminally ill when, by reason of a medically determinable physical condition, the Participant's life expectancy is less than thirty-six
(36) months. The Participant's terminally ill condition and probable life expectancy must be certified by a physician acceptable to both the Participant and the Administrator.

     9.6 In-Service Withdrawals. A Participant who continues working after attaining age fifty-nine and one-half (59 1/2) may elect partial in-service withdrawals in accordance with Section 10.6.

     9.7 Hardship Withdrawals. [LPSL: per discussion with Brenda McCracken, hardship withdrawal provisions modified to permit distributions of Rollover Accounts upon hardship] At the direction of the Administrator and in accordance with uniform rules consistently applied, the Administrator may direct the Trustee to distribute a Participant's Rollover Account, Elective Deferral Contributions and Employer Profit Sharing Contributions to the Participant in the case of "hardship" pursuant to 9.7-1 to -7 below. A Participant receiving a hardship distribution after December 31, 2001, will be ineligible to make Salary Deferral Contributions (including Catch-up Contributions) for the period of six (6) consecutive months following the hardship withdrawal.

     9.7-1     Maximum Amount.    Withdrawals shall not exceed the lesser of:

     (a) the value of the Participant's Rollover Account, Elective Deferral Account and Employer Profit Sharing Contributions Account on the date the withdrawal is processed; or

     (b) the sum of (1) the Participant's total Elective Deferral Contributions to the Plan, excluding any investment earnings, and (2) the combined value of the Participant's Employer Profit Sharing Contributions Account and Rollover Account on the date the withdrawal is processed.

          9.7-2     Hardship. The term "hardship" as used herein shall mean
immediate and heavy financial need of the Participant resulting from (a) uninsured medical and dental expenses (as described in Code Section 213(d)) incurred or to be incurred by the Participant, the Participant's spouse, or Participant's dependents, (b) purchase (excluding mortgage payments) of a principal residence for the Participant, (c) payment of tuition or related fees for the next year of post-secondary education for the Participant, Participant's spouse or Participant's children or dependents, or (d) payments needed to prevent the eviction of Participant from his or her principal residence or to prevent foreclosure on the mortgage of Participant's principal residence, and (e) any tax obligation which becomes payable on account of a distribution for any hardship described in (a) through (e).

          9.7-3     Evidence of Hardship.  The determination of whether
hardship exists shall be made consistently with Treasury Regulation Section 1.401(k)-1(d)(2). The Administrator shall require the Participant to provide written certification of the facts and circumstances establishing that Participant has met one of the hardship categories and may consider other relevant evidence.

          9.7-4     Fee.  The Administrator may charge a reasonable fee for
processing hardship withdrawals.

          9.7-5     Valuation.  In the event a hardship withdrawal is made by
a Participant other than at a regular Valuation Date, the allocation of investment gains and losses to the account shall be made as if such withdrawal had occurred on the preceding Valuation Date, and no gains or losses allocable to the withdrawn funds shall be credited therefor, except that a Participant's Nordstrom Stock Account, if any, shall be valued to the date of withdrawal.

          9.7-6     Withdrawal Precludes Match.  No Employer Matching
Contribution shall be made for any Plan Year if a withdrawal of a Participant's Elective Deferral Contribution is made prior to the end of that Plan Year; and for the purposes of this rule, hardship distributions shall be deemed to be made from the most recent Elective Deferral Contributions made by the Participant. There are no Employer Matching Contributions on Catch-up Contributions under any circumstances.


          9.7-7     Ordering Rule.  Hardship withdrawals are not available
unless and until the Participant has first exhausted all other sources of funds to satisfy the hardship, including but not limited to Participant loans available from this Plan. Hardship withdrawals of Elective Deferral Contributions are not available unless and until the Participant has first exhausted hardship withdrawals of any Rollover Account. In addition, hardship withdrawals of Employer Profit Sharing

Contributions are not available unless and until the Participant has first exhausted hardship withdrawals of Elective Deferral Contributions.

     9.8 Restriction on Distributions of Elective Deferrals. Amounts attributable to Elective Deferral Contributions under this Plan may not be distributed prior to the occurrence of one of the following events: termination of employment with all Employers, the Participant's death or Disability, the Participant's attaining age fifty-nine and one-half (59 1/2), or the Participant's establishment of a hardship under Section 9.7.


ARTICLE X.  METHOD OF PAYMENT OF BENEFITS

     10.1     Distribution of Benefits.

          10.1-1     Lump Sum Payment. Upon the occurrence of any of the
events specified in Article IX requiring or permitting a distribution of benefits to a Participant or his or her beneficiary, the Administrator shall instruct the Trustee to distribute benefits, determined in accordance with 10.2, below, in a single lump sum payment unless the Trustee receives a timely election for a different form of benefit. If the present value of a Participant's benefit (excluding the balance in any rollover account) exceeds $5,000 and the benefit is Immediately Distributable (see 10.1-3), the Administrator must obtain the consent of the Participant (and Participant's spouse, if married) for the distribution. Consent of both the Participant and his or her spouse shall be written and in the case of the spouse either notarized or witnessed by a plan representative.

          10.1-2     Consent to Distribution. The consent of the Participant
and the Participant's spouse (if applicable) shall be obtained in writing within the ninety (90) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the benefit is no longer Immediately Distributable and shall explain any optional form of benefit under the Plan. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is permitted to be made without consent (under 10.1-1) or required to be made to satisfy Sections 401(a)(9) or 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option, the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

          10.1-3     Immediately Distributable.  An account balance is
immediately distributable upon occurrence of a distribution event under
Article IX prior to the time the Participant attains the later of age 62 or the Normal Retirement Date under Section 9.1.

          10.1-4     Scope and Revocation of Consent.  Any consent by a spouse
obtained under this provision (or establishment that the consent of a spouse may not be obtained by means of proof to the satisfaction of the Administrator that there is no spouse or that the spouse cannot be located) shall be effective only with respect to such spouse and no subsequent spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

          10.1-5     Social Security Not Relevant.  Notwithstanding any other
provisions of this Plan, any benefits payable under this Plan shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under Title II.

     10.2 Valuation of Account. The benefit payable to a Participant or his or her beneficiary in accordance with Article IX shall be determined as of the Valuation Date immediately preceding the date of distribution. Contributions allocated to a Participant under Articles V and VI, but which have not yet been deposited to the Participant's account as of the date of distribution, shall not be payable to such Participant until such contributions have actually been deposited.

     10.3     Time of Distribution.

          10.3-1     General Rule.  Subject to the consent requirements of
10.1, the benefit payable to a Participant or beneficiary shall be made as soon as administratively practicable following the occurrence of a distribution event described in Article IX and, if applicable, such Participant's request and consent to such distribution.

          10.3-2     Statutory Deadlines.  Unless the Participant otherwise
elects in writing, payments hereunder must begin not later than sixty (60) days after (a) or (b):

               (a) The end of the Plan Year in which the Participant (1) attains age sixty (60), (2) reaches the tenth anniversary of the date he or she commenced participation in the Plan, or (3) terminates employment, whichever of (1), (2) or (3) is latest; or

               (b) If the Trustee or Administrator requires information which is not available before that latest date under (a), the payments shall begin no later than sixty (60) days after that information is supplied.

          10.3-3     Election to Defer Payment.

               (a) Written Election. A Participant may elect in writing that a payment to him or her of any benefit under this Plan will commence at a date later than the date specified under 10.3-1 and 10.3-2 above. Any such election shall be signed by the Participant and shall state the date payments are to commence. In any event, a Participant making such election shall be required to commence the receipt of his or her retirement benefit no later than the Participant's required beginning date under Article XI.

               (b) Deemed Election. Notwithstanding the foregoing, the failure of a Participant and a spouse to consent to a distribution while a benefit is Immediately Distributable, within the meaning of 10.1-3 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     10.4 Form of Payment. Any payment shall be made in cash, securities or other property as the Administrator may determine in its sole and absolute discretion.

          10.4-1     Insurance.  If a Participant has elected to have a
portion of his or her account invested in insurance in accordance with Article VII and whether or not any such policy is in force at the time of the distribution to the Participant, the aggregate of the premiums paid for the policy or policies on his or her life shall be deducted from the amount of his or her vested interest and any policy or policies then in effect on his or her life shall be distributed to him or her as a part of his or her vested interest.

     10.5 Qualified Domestic Relations Orders. Subject to the procedures established by the Administrator under 14.3, benefits may be paid from the nonforfeitable balance of a Participant's accounts in accordance with a qualified domestic relations order ("QDRO") as defined in Section 414(p) of the Code without regard to whether the Participant has attained the "earliest retirement age," as defined in Section 414(p) of the Code.

     10.6 Partial Withdrawals. A Participant who is entitled to a distribution under Article IX may elect partial withdrawals of his or her vested account balance in lieu of a lump sum distribution of his or her entire vested account balance. No withdrawal of less than $5,000 (or the balance of the account, if less) may be made. Partial withdrawals are subject to the consent requirements of 10.1 and may be subject to a reasonable administrative fee. For purposes of withdrawals under this section, a Participant's account shall be valued as of the Valuation Date immediately preceding the date of withdrawal.

     10.7     Rollovers.

          10.7-1     Direct Rollover Election.  Notwithstanding any provision
of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          10.7-2     Definitions.  For purposes of this section, certain terms
shall be defined as follows:

          (a)     Eligible Rollover Distribution.

               (1) General Rule. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any withdrawal on account of hardship; or, except as provided in (2), the portion of any distribution that is not includible in the distributee's gross income (disregarding these rollover rules).

               (2) Special Rule for After-tax Amounts. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income upon distribution. However, any such portion shall be distributed only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or Section 403(a) that agrees to separately account for transferred amounts, including separately accounting for the portion that is includible in gross income and the portion that is not includible in gross income.

          (b) Eligible Retirement Plan. For distributions after December 31, 2001, an eligible retirement plan is one of the following that accepts the Participant's eligible rollover distribution:

           (1)     an individual retirement account described in  Code Section
408(a);

           (2)     an individual retirement annuity described in Code Section
408(b);

           (3)     an annuity plan described in Code Section 403(a);

           (4)     an annuity contract described in Code Section 403(b);

           (5)     a qualified trust described in Code Section 401(a); or

           (6) an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.

     This definition of an "eligible retirement plan" also applies in the case of a distribution to a Participant's surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 10.5.

               (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     10.8 Forfeiture of Unclaimed Benefits. If at, after, or during the time when a benefit is payable to any Participant or beneficiary, the Administrator, upon request of the Trustee or at its own instance, mails by registered or certified mail to the beneficiary at his or her last known address, a written demand for his or her then address, or for satisfactory evidence of his or her continued life, or both, and, if the beneficiary fails to furnish the information to the Administrator within one (1) year from the mailing of the demand, then the benefit shall be forfeited and allocated among other Participants; provided, however, that such benefit will be reinstated if a claim is made by the Participant or beneficiary. Any forfeiture arising hereunder shall be allocated to the remaining Participants in the same manner as Employer contributions.


ARTICLE XI.  MINIMUM DISTRIBUTION REQUIREMENTS

     11.1     General Rules

          11.1-1     Effective Date.  The provisions of this article will
apply for purposes of determining required minimum distributions for calendar years beginning on and after January 1, 2003.

          11.1-2     Precedence.  The requirements of this article will take
precedence over any inconsistent provisions of the Plan.

          11.1-3     Requirements of Treasury Regulations Incorporated.  All
distributions required under this article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

          11.1-4     TEFRA Section 242(b)(2) Elections.  Notwithstanding the
other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

     11.2      Time and Manner of Distribution.

          11.2-1     Required Beginning Date. The Participant's entire
interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date, as defined in section 11.5-5.

          11.2-2     Death of Participant Before Distributions Begin. If the
Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

               (a)      Surviving Spouse Beneficiary.     If the Participant's
surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

               (b)     Non-Spouse Beneficiary.     If the Participant's
surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies.

               (c)     Absence of Beneficiary.     If there is no designated
beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (d)     Death of Surviving Spouse.     If the Participant's
surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 11.2-2, other than section 11.2-2(a), will apply as if the surviving spouse were the Participant.

     For purposes of this section 11.2 and section 11.4, unless section 11.2-2(d) applies, distributions are considered to begin on the Participant's required beginning date. If section 11.2-2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 11.2-2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 11.2-2(a)), the date distributions are considered to begin is the date distributions actually commence.

          11.2-3     Forms of Distribution. Unless the Participant's interest
is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 11.3 and 11.4 of this article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

     11.3      Required Minimum Distributions During Participant's Lifetime.

          11.3-1     Amount of Required Minimum Distribution For Each
Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

               (a) General Rule. The quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

               (b) Surviving Spouse. If the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

          11.3-2     Lifetime Required Minimum Distributions Continue Through
Year of Participant's Death. Required minimum distributions will be determined under this section 11.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

     11.4     Required Minimum Distributions After Participant's Death.

          11.4-1     Death On or After Date Distributions Begin.

               (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date required minimum distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the

Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

          (1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

          (3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

               (b) No Designated Beneficiary. If the Participant dies on or after the date required minimum distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          11.4-2     Death Before Date Distributions Begin.

               (a) Participant Survived by Designated Beneficiary. If the Participant dies before the date required minimum distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in section 11.4-1.

               (b) No Designated Beneficiary. If the Participant dies before the date required minimum distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date required minimum distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 11.2-2(a), this section 11.4-2 will apply as if the surviving spouse were the Participant.

     11.5     Definitions.

          11.5-1     Designated beneficiary. The individual who is designated
as the beneficiary under section 9.3 of the Plan is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations. For purposes of this Article XI, if the Participant has not designated a beneficiary or if a Participant-designated beneficiary does not survive the Participant, then the designated beneficiary shall be determined under the priority rules set forth in section 9.3-4(a) through (d). If there is more than one individual within the highest priority class under 9.3-4(a) through (d), the individual with the shortest life expectancy will be the designated beneficiary for purposes of Article XI.

          11.5-2     Distribution calendar year. A calendar year for which a
minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 11.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

          11.5-3     Life expectancy. Life expectancy as computed by use of
the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

          11.5-4     Participant's account balance. The account balance as of
the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

          11.5-5      Required beginning date.

               (a) Permissive Rule. Participants who remain Employees, and who are not five percent (5%) owners (described in 11.5-5(c)), may elect to continue to treat their required beginning date as the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

               (b)     Mandatory Rule.

               (1) Non Five Percent (5%) Owner. The required beginning date of a Participant who is not a five percent (5%) owner is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2), or the calendar year in which the Participant retires.

               (2) Five Percent (5%) Owner. The required beginning date of a Participant who is a five percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (A) the calendar year in which the Participant attains age seventy and one-half (70 1/2); or

                    (B) the earlier of the calendar year in which the Participant becomes a five percent (5%) owner, or the calendar year in which the Participant retires.

               (c)     Five Percent (5%) Owner.

                    (1) Defined. A Participant is treated as a five percent (5%) owner for purposes of this section if such Participant is a five percent (5%) owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66 1/2) or any subsequent plan year.

                    (2) Continued Distribution. Once distributions have begun to a five percent (5%) owner under this section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.


ARTICLE XII.  TOP HEAVY PLANS

     12.1 Effective Date. This article shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) and whether the Plan satisfies the minimum benefits requirements under Code
Section 416(c) for Plan Years beginning after December 31, 2001.

     12.2 Effect of Top Heavy Plan Status. In the event that the Plan is determined to be a "top heavy plan" as defined in 12.3, the Plan shall comply with the provisions of Section 12.4, in addition to meeting the requirements set forth elsewhere in this Plan.

     12.3 Determination of Top Heavy Status. The determination of top heavy status will be made with regard to the following defined terms:

          12.3-1     Determination Date.  The last day of the preceding Plan
Year, or, in the case of the first Plan Year, the last day of that Plan Year.

          12.3-2     Key Employee.  An Employee (including a deceased Employee
or a beneficiary of such Employee) who at any time during the Plan Year which includes the Determination Date is any of the following (a), (b), or (c):

          (a) Officer. An officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) whose annual compensation is greater than $130,000 (as adjusted for cost of living for Plan Years beginning after December 31, 2002). No more than fifty (50) Employees shall be treated as officers.

          (b) Five Percent (5%) Owner. A "five percent (5%) owner" of the Employer. "Five percent (5%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

          (c) One Percent (1%) Owner. A "one percent (1%) owner" of the Employer having annual compensation from the Employer of more than $150,000. "One percent (1%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer. In determining whether an individual has annual compensation of more than $150,000, annual compensation from each employer required to be aggregated under Code Sections 414(b), (c) and (m) shall be taken into account.

          (d)     Determining Ownership.

               (1) Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

               (2) Attribution of Ownership. In the case of a corporation, for purposes of applying the ownership attribution rules of Code
Section 318 in determining Key Employee status, subparagraph (C) of Code
Section 318(a)(2) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)." If an entity is not a corporation, ownership attribution rules shall be applied in accordance with regulations promulgated by the Secretary of the Treasury based upon the principles of Section 318(a), as herein revised.

          (e) Annual Compensation. For purposes of this Article XII, the term annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by Employer pursuant to a salary reduction agreement which are excludable from Employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. Effective for Plan Years commencing on and after January 1, 1998, the above reference to compensation as defined in Section 415(c)(3) shall also include amounts excludible from the Employee's gross income under Section 132(f).

          12.3-3     Non-Key Employee.  Any Employee who does not meet the
definition of a Key Employee pursuant to 12.3-2 above, is a Non-Key Employee.

          12.3-4     Top Heavy Plan.  This Plan will be a top heavy plan if,
with respect to the applicable Plan Year (commencing after December 31, 1983), as of the determination date for that year the Plan has a top heavy percentage that exceeds sixty percent (60%).

          (a) Percentage. "Top heavy percentage" shall be that percentage which equals a fraction,

               (1) The numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the determination date, contributions for all Key Employees which are due but unpaid as of the determination date, and distributions made to Key Employees during the one year period ending on the determination date, and

               (2) The denominator of which is the sum of the present value of accrued benefits for all Employees as of the determination date, total contributions for all Participants due but unpaid as of the determination date, and total distributions made to Participants during the one year period ending on the determination date.

               (3) However, in the case of a distribution made for a reason other than severance from employment, death or disability, the above provisions shall be applied by substituting "five year period" for "one year period."

          (b) Related Rules. For purposes of calculating the top heavy percentage under 12.3-4(a):

               (1) Accrued Benefit. The present value of a Participant's accrued benefit shall include: (A) in the case of a defined contribution plan, that Participant's account balance (including Catch-up Contributions Accounts); (B) in the case of a defined benefit plan, the present value of the accrued benefits of such individual determined as of the most recent valuation date which is within the twelve (12) month period ending on the determination date; (C) the accrued benefit attributable to nondeductible employee contributions; and (D) the accrued benefit of a participant other than a Key employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

               (2) Distribution. In considering distributions within the one year period (or five year period, as appropriate) ending on the determination date: (A) all distributions from this Plan and distributions from terminated plans which would have been required to be aggregated had they not been terminated, must be considered; and (B) no benefit attributable to deductible contributions, or to amounts rolled over or transferred to this Plan from the Plan of another employer after December 31, 1983, shall be considered in determining a Participant's accrued benefit.

               (3) Exclusions. The following exclusions shall apply: (A) contributions, accrued benefits, and distributions on behalf of a Non-Key Employee who was formerly a Key Employee shall be disregarded in determining the top heavy percentage; and (B) for Plan Years beginning after December 31, 2001, if a Participant or former Participant has not performed services for any Employer maintaining the Plan at any time during the one year period ending on the determination date, the accrued benefit for such Participant shall not be taken into account in determining top heavy plan status.

           (c) Aggregation With Other Plans. If the Employer or an entity affiliated with the Employer pursuant to Code Sections 414(b), (c) or (m) maintains other qualified plans (including simplified employee pension plans), a plan is a top heavy plan only to the extent that the combined top heavy percentage for the plan and all aggregated plans exceeds sixty percent (60%). For the purpose of making this determination:

               (1) Mandatory Aggregation. All qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code Sections 414(b), (c) or (m) which include one or more Key Employees as Participants, and all qualified plans which must be considered in order for a plan including Key Employee Participants to meet the requirements of Code Sections 401(a)(4) or 410, must be aggregated.

               (2) Permitted Aggregation. Additional qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code Sections 414(b), (c) or (m), if such plans, when aggregated with this Plan, satisfy the requirements of Code Sections 401(a)(4) and 410, may be aggregated.

               (3) Determination Date. Where multiple plans with differing determination dates are to be aggregated for the determination of top heavy status, the top heavy percentage shall be calculated by reference to determination dates for all plans falling within the same calendar year.

     12.4     Minimum Employer Contributions to Top Heavy Plans.

          12.4-1     Minimum Contribution.

          (a) General Rule. Except as provided in 12.4-1(c) below, for each Plan Year that this Plan is determined to be a top heavy plan, a Participant who is a Non-Key Employee shall have allocated to his or her account (in either this Plan or another defined contribution plan maintained by an Employer) a contribution equal to the product of that Participant's Compensation, as defined in 2.6, and the minimum top heavy contribution rate. The minimum top heavy allocation, if any, required shall not be forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D).

          (b) Minimum Top Heavy Contribution Rate. Subject to 12.4-1(c) below, the minimum top heavy contribution rate for a Participant who is a Non-Key Employee shall equal the lesser of three percent (3%) of such Non-Key Employee's compensation or the highest contribution rate (excluding Catch-up Contributions for the Plan Year containing the determination date) made to the account of a Key Employee, provided that the contribution rate shall not be less than three percent (3%) if this Plan is required to be aggregated with a defined benefit plan in order for that plan to meet the requirements of Code Sections 401(a) and 410(b). The term "contribution rate" shall mean the percentage derived by dividing a numerator, which is the sum of Employer contributions (including amounts deferred at the Employee's election to a Plan described in Section 401(k) of the Code but excluding contributions to Social Security) and forfeitures allocated to a Participant's account, by a denominator equal to the Participant's Compensation. For the purposes of this 12.4, the term "Participant who is a Non-Key Employee" shall include all Non-Key Employees who have become Participants but who have failed to complete one thousand (1,000) Hours of Service during the Plan Year and those Non-Key Employees who would be eligible to participate in the Plan except that their compensation does not exceed a specified minimum level or they have failed to make a mandatory employee contribution or an elective contribution to a plan described in Section 401(k) of the Code. Effective for Plan Years beginning after December 31, 2001, Employer Matching Contributions to this Plan shall count toward the minimum top heavy contribution rate (and any reduction to the contribution rate that results will not be taken into account in determining whether the Plan impermissibly conditions benefits on the making of elective deferrals under Code Section 401(k)(4)(A)).

          (c) Exceptions for Defined Benefit Plan. Notwithstanding 12.4-1(a) and (b):

               (1) If a defined benefit pension plan providing benefits for one or more Key Employees is maintained by the Employer, and if such defined benefit pension plan depends upon this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or if another plan benefiting the Key Employee so depends on such defined benefit plan) the guaranteed minimum top heavy contribution for a Non-Key Employee shall be three percent (3%) of his or her compensation regardless of the contribution rate for the Key Employees.

               (2) If in addition to this Plan the Employer maintains a qualified defined benefit pension plan which Provides a minimum benefit to Non-Key Employee Participants pursuant to Code Section 416(c)(1), no minimum top heavy employer contribution need be made for such Participants under this Plan.

          12.4-2     Minimum Top Heavy Contributions and/or Benefits in
Multiple Plans. In the event that a Non-Key Employee participates in both this Plan and a defined benefit plan, it shall not be necessary to provide such Non-Key Employee with both a minimum top heavy contribution under this Plan (and other defined contribution plans) and a minimum benefit under the defined benefit plan. The minimum top heavy contribution and minimum benefit requirements with respect to all such Plans shall be deemed satisfied if such Non-Key Employee is provided with the minimum benefit under the defined benefit plan.

          12.4-3 Make-Up Contribution. If the contribution rate for the Plan Year with respect to a Non-Key Employee is less than the minimum top heavy contribution required, the Employer will increase its contribution for such Employee to the extent necessary to cause the Employee's contribution rate for the Plan Year to equal the required minimum top heavy contribution. The Employer will cause this make-up contribution to be made from Employer's net profits.

          12.4-4 Vesting Schedule. For each Plan Year in which this Plan is determined to be top heavy, Employer contributions to the Plan on behalf of Non-Key Employees shall vest under the following schedule if it is more favorable to the Non-Key Employees than the schedule set forth in Article
VIII:

     Years of Service       Vested Percentage
         1 or less                   0
         2                           20
         3                           40
         4                           60
         5                           80
         6 or more                   100


ARTICLE XIII.  PARTIES RESPONSIBLE FOR IMPLEMENTING THE PLAN

     13.1 Plan Sponsor. The Company is the Plan sponsor for purposes of ERISA and designates in 13.1-1 to 13.1-6 below how Plan powers and duties shall be performed.

          13.1-1     Company Powers and Duties.  The Company shall have the
powers and duties set forth in the following (a)-(e):

               (a) Plan and Trust Documents. To make all Plan and Trust documents needed or desired to establish and operate the Plan and the separate Trust Fund, subject to the direction of the Board, or the Executive Vice President of Human Resources, as applicable.

               (b) Plan Administration. To perform all duties as Plan Administrator under 13.1-4, Article III and elsewhere provided in the Plan and Trust documents.

               (c) Service Providers. To make and monitor the performance of all agreements with any third party administrative service provider for the Plan and Trust acting as accountant, actuary, asset custodian, attorney, auditor, contract administrator, recordkeeper or in any other administrative capacity.

               (d) Plan Changes. To recommend to the Board or Executive Vice President of Human Resources any changes in Plan or Trust terms which the Company deems appropriate.

               (e) Other. To take any action deemed necessary or desirable to cause the Plan and Trust to be operated according to the Plan and Trust documents and applicable law.

          13.1-2     Board Powers and Duties.  Subject to the liability
limitation in (f) below, the Board of Directors of the Company ("Board") has the exclusive powers set forth in the following (a)-(e):

               (a) Plan and Trust Terms. To establish, amend or terminate the Plan and the related Trust Agreement, subject only to 13.1-3 and Article XV.

               (b) Funding Policy. To determine that an appropriate funding policy, consistent with the objectives of the Plan, the Trust Agreement and the requirements of ERISA, is adopted and implemented.

               (c) Contributions. To determine the amount and manner of payment of all Company contributions to the Trust.

               (d) Indemnification. To determine the scope of any indemnification by the Company to any person or entity acting as a fiduciary or otherwise under the Plan or Trust, provide appropriate insurance and bonding coverage of any Employee of the Company acting in such capacity, and determine whether the Company shall furnish such insurance or bonding coverage to any other person or entity, all to the extent permitted by law.

               (e) Committees. To establish any Committee(s) of the Board deemed appropriate for Plan or Trust purposes.

               (f) Liability Limitation. The Board has no administrative or investment authority or functions, and no member of the Board shall be a Plan fiduciary because of such Board membership.

          13.1-3     Executive Vice President of Human Resources Powers and
Duties. Until such time as the Board shall modify, revoke or rescind such authority, all Employer or Plan sponsor functions and responsibilities vested in the Company shall be exercised pursuant to authorization by the Executive Vice President of Human Resources of the Company. Without specific Board approval, the Executive Vice President of Human Resources has the powers and duties set forth in the following (a)-(d):

               (a) Technical Amendments. To amend the Plan and Trust Agreement to make technical, administrative, editorial and legal compliance changes recommended by Corporate Employee Benefits to comply with applicable law or to simplify or clarify the Plan.

               (b) Substantive Amendments. To take all actions necessary to implement (after approval by the Chairman or the Board) any amendments relating to Plan and Trust benefit or governance provisions.

               (c) Plan Administration. To delegate or terminate the power and authority of any person(s) or entity(ies) responsible for performance and administration of the Plan.

               (d) Committees. To establish, maintain or terminate the existence, membership and powers of any Committee for any Plan purpose, except any Committee established by the Board.

          13.1-4     Administrator Powers and Duties.  The Plan shall be
administered by the Company, herein called the "Administrator." The Company shall be the "Plan Administrator" for purposes of ERISA Section 3(16) and the named fiduciary for purposes of Plan administration. The Administrator shall have all powers necessary to carry out the provisions of the Plan, including those set forth in Article III, but excluding those relating to the custody, management and control of Trust assets and those allocated or delegated to others.

          13.1-5     Retirement Committee.  Subject to the liability
limitation under (g), the Retirement Committee established by the Board shall have the powers and duties set forth in the following (a)-(f):

               (a) Asset Fiduciaries. To make sure that Plan assets are held, safeguarded, invested and distributed by persons or entities that agree to act as the designated "fiduciary" within the meaning of Section 3(21) and other fiduciary provisions of ERISA for purposes of the applicable custodial, trusteeship, investment management or other Plan asset functions.

               (b) Investment Policy. To establish the investment policy and guidelines for investment of Plan assets.

               (c) Monitor Plan Asset Fiduciaries. To establish the policies and procedures for periodic reporting by and review of performance by asset fiduciaries, and to implement any changes which such Committee, in its discretion, deems appropriate regarding such policies, procedures or fiduciaries.

               (d) Monitor Plan Administration. To establish the policies and procedures for periodic reporting by and review of performance by the Administrator and service providers involved in Plan administration, and to implement any changes which such Committee, in its discretion, deems appropriate regarding Plan administration.

               (e) Contributions. To make sure that the Board is informed of the actuarial and legal funding needs of the Plan when the Board determines the Company's contributions to the Plan.

               (f) Claims Review. To review and decide, as a Committee or by its authorized subcommittee, all appeals of denied claims under Article XVI.

               (g) Liability Limitation. The Retirement Committee has no administrative or asset responsibility or control beyond the limited oversight functions set forth above, and, subject only to applicable law, no member of such committee shall be liable for errors, omissions or breaches by any fiduciary or service provider having the actual power and authority to act.

          13.1-6     Investment Committee.  Until such time as the Retirement
Committee shall modify, revoke or rescind such authority, an Investment Committee shall be established with the following authority to act for the Retirement Committee with respect to the performance of the Plan's investment vehicles and managers:

               (a) Performance Review. To review, monitor and evaluate, at reasonable intervals, the performance of the Trustee(s), the investment managers, investment vehicles and any other appointed or delegated fiduciaries or other service providers to ensure that their performance has been in compliance with the terms of the Plan and Trust documents, the investment policy and applicable law, and satisfies the needs of the Plan, and to report all findings and recommendations to the Retirement Committee.

               (b) Investment Service Providers. Subject to approval by or procedures of the Retirement Committee, to make or terminate the power and authority of any person(s) or entity(ies) responsible to hold, control, manage or invest assets of the Trust, including (but not limited to) any Trustee, custodian, investment manager, investment performance monitor or other provider of services involving Trust assets.

     13.2 Plan Fiduciaries. The following 13.2-1 to 13.2-6 apply to any individual or entity who is a "fiduciary" under ERISA Section 3 (21) with respect to Plan or Trust administration or assets:

          13.2-1     Authorization.  Authority to act as a fiduciary shall be
conferred as provided under 13.1 and accepted in writing by the designated fiduciary. Such authorization shall continue until the earliest of (a), (b) or (c), as follows:

               (a)     if the fiduciary is unable to act, or

               (b) the fiduciary is terminated pursuant to authority under this Plan, or

               (c) upon the effective date of resignation by the fiduciary, which can be no earlier than the 30th day after written notice of resignation.

          13.2-2     Qualifications of Fiduciary.  Any individual, even if an
officer, director, Employee or shareholder of the Company, and any corporation, partnership or other entity may serve as a fiduciary hereunder. All fiduciary responsibility may be vested in any single individual, group of individuals, corporation, partnership or other entity, or in any combination thereof, with liability being joint and several; or fiduciary responsibility may be divided among two (2) or more

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of the foregoing, with such duties and responsibilities as are provided in the authorizing designation and liability being limited solely to breach of the duties so imposed or conduct violating ERISA Section 405(a).

          13.2-3     Other Fiduciaries.  The Company shall be the named
fiduciary for any other rights or duties imposed by ERISA upon a "named fiduciary" which are not otherwise placed.

          13.2-4     Performance of Company Duties and Responsibilities.  The
Company shall carry out its duties and responsibilities under the Plan through its directors, officers and Employees, acting on behalf of and in the name of Company in such respective capacities and not as individual fiduciaries.

          13.2-5     Scope of Responsibility.  No fiduciary or other person or
entity responsible for any functions involving administration of the Plan or management of Trust assets shall be obligated to perform any duty or responsibility which has been allocated or delegated to another fiduciary pursuant to the Plan, the Trust Agreement or the procedures established therein.

          13.2-6     Multiple Fiduciary Capacities.  Nothing herein shall
prohibit any person or entity, or group of persons or entities, from serving in more than one (1) fiduciary capacity with respect to the Plan.

     13.3 Plan Committees. Unless otherwise provided in the specific authorization of the Committee, any Committee established under the Plan, having either overall or specifically limited responsibility of a ministerial or discretionary nature, as determined from time to time, shall be established and operated as provided below in 13.3-1 to 13.3-6:

          13.3-1     Procedure for Establishing Committee.  The party having
authority to establish the Committee shall designate by written instrument the members of the Committee and the nature of the responsibilities the Committee is to carry out under the Plan; provided, however, that if the responsibilities of the Committee are fiduciary in nature, any such members shall consent in writing to serve in such capacity.

          13.3-2     Committee Composition.  The Committee shall be composed
of three (3) or more members who may be officers, directors or Employees of the Company.

          13.3-3     Committee Governance.  The Committee shall appoint from
its members a chair and a secretary. The Committee may take any authorized action by a majority vote, and any writing signed by a majority of such members shall have the same effect and may be relied upon to the same extent as if signed by all members.

          13.3-4     Procedures.  To the extent consistent with the provisions
of this Plan, the Committee shall have the power to adopt such rules of procedure and regulation as may be necessary for the proper execution of its duties.

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          13.3-5     Vacancies.  Any member of a Committee may resign on
thirty (30) days' advance written notice, and the same may be removed from the Committee with or without cause. All Committee vacancies shall be filled as soon as reasonably practicable. Until a new appointment is made, the remaining members of the Committee shall have authority to act although less than a quorum.

          13.3-6     Committee Compensation.  No member of any Committee shall
receive any compensation for services as such, except that the Company may pay a reasonable fee to any member who is not a Participant under the Plan, not to exceed the amount paid to a Director to attend a Board meeting, for such person's attendance at any meeting of the Committee. Each member of the Committee shall be reimbursed by the Company for reasonable travel and other expenses actually incurred in attending meetings of the Committee and for any other proper purpose in connection with duties as such member. No bond or other security shall be required of any member of the Committee in such capacity, except to the extent required by law.

     13.4 Limitation of Individual Liability. Subject to ERISA Sections 404 and 405, any individual acting in the administration of the Plan or as a Committee member shall be protected from personal liability as provided below in 13.4-1 to 13.4-3:

          13.4-1     Plan Benefits and Expenses.  Such individual shall not be
liable personally, either individually or jointly, for any debts, obligations, undertakings or benefit payments contracted or authorized in such capacity, but such debts, obligations, undertakings and benefit payments shall be paid solely and exclusively out of assets held in the Trust Fund.

          13.4-2     Investment.  Such individual shall not be obligated to
invest or otherwise manage or control any portion of the assets held in the Trust Fund, such obligation having been delegated to third party fiduciaries pursuant to 13.1.

          13.4-3     Other Responsible Party.  Such individual shall not be
responsible for any duty or function allocated or delegated to another person or entity pursuant to procedures hereunder, except to the extent that such individual is responsible for the selection and supervision of such other person or entity.


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ARTICLE XIV.  SPENDTHRIFT PROVISIONS

     14.1 Prohibition Against Assignment. The provisions of this Plan are intended as personal protection for the Participants. A Participant may not assign, anticipate or transfer any assets held for his or her benefit, including amounts credited to his or her account. The benefits under this Plan are not subject to seizure by legal process or in any way subject to the claims of the Participant's creditors, including, without limitation, any liability for contracts, debts, torts, alimony or support of any relative.
The Plan's benefits or the Trust assets may not be considered an asset of a Participant in the event of his or her divorce, insolvency or bankruptcy. However, this Section 14.1 shall not apply to preclude the offset of a Participant's benefits if the Participant engages in misconduct with respect to the Plan as described in Code Section 401(a)(13)(C).

     14.2 Effect of Assignment. Any attempt by a Participant to assign, anticipate, or transfer any assets held for his or her benefit under the terms of this Plan shall be null and void.

     14.3     QDRO Exception.  Notwithstanding 14.1 and 14.2, nothing in this
Article XIV shall prohibit the distribution of plan assets to a Participant's spouse or former spouse pursuant to a "qualified domestic relations order" ("QDRO") as that term is defined in Code Section 414(p), including any domestic relations order entered into before January 1, 1985, which Administrator determines to treat as a QDRO. The Administrator shall establish reasonable nondiscriminatory rules for determining the qualification and procedures for handling domestic relations orders, which rules shall be in writing, shall provide for prompt notification of prospective alternate payee under the order of the procedures for designating a representative to receive copies of any notifications.


ARTICLE XV.  AMENDMENT AND TERMINATION OF PLAN

     15.1 Future of the Plan. The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company reserves the right to amend or terminate the Plan at any time.

     15.2 Company Right to Amend the Plan. The Company reserves the right, from time to time, to modify, alter or amend this Plan, as well as the Trust herein provided for, by action of the person or entity having power to amend under 13.1, subject to the following 15.2-1 to 15.2-2:

          15.2-1     Retroactive Effect.  Any amendment may have retroactive
effect to comply with legal requirements, Plan design, original intent or actual administrative practice, subject only to restrictions under 15.2-2.

          15.2-2     Restrictions.  No amendment shall be made in violation of
the following (a)-(d):

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               (a)     Exclusive Benefit.  No amendment shall make it
possible, at any time prior to the satisfaction of all liabilities with respect to Employees and their beneficiaries under the Trust, for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the participating Employees of the Company or their beneficiaries.

               (b) No Cut Back of Accrued Benefit. No amendment (including a change in the actuarial basis for determining optional or early retirement benefits) shall decrease a Participant's benefit to the date of the amendment, except to the extent permitted under Code Section 412(c)(8). A Plan amendment which results in (i) or (ii) with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits: (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit.
In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a Social Security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).

               (c) No Cut Back of Vested Benefit. No amendment shall decrease a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

               (d) Director. No amendment shall permit any director who has not been an Employee to derive any benefits under the Plan.

     15.3     Company Right To Terminate the Plan.

          15.3-1     Termination Event.  The Company may terminate this Plan
at any time, and the Plan shall in any case be considered to have terminated if the Company shall completely discontinue contributions under the Plan or if the Company shall go out of existence, unless prior to such event the Plan shall be adopted and continued by a successor.

               (a) Suspension of Contributions. The Company reserves the right to suspend contributions to this Plan at any time. A suspension is a temporary cessation of contributions and does not constitute or require a termination of the Plan. Such temporary discontinuance shall not constitute a formal termination of the Plan and shall not preclude later contributions.

               (b) Sale of Business. This Plan shall also terminate upon the dissolution, merger, or sale of all or substantially all of the assets of the Company, unless the successor to the business of the Company agrees to continue this Plan and Trust Fund by

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executing an appropriate supplemental agreement.  If such an agreement is made the successor shall succeed to all the rights, duties and powers of Nordstrom, Inc. under this Plan and the employment of any Employee who is retained in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

               (c) Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant of this Plan shall receive a benefit which is equal to the benefit he/she would have been entitled to receive immediately before the merger or consolidation as if the Plan had then terminated. However, this provision shall not be construed to be a termination or discontinuance of the Plan or to be a guaranty of a specified level of benefit from the Plan.

               (d) Effect of Dissolution, Bankruptcy, General Assignment. The Plan shall be deemed terminated if the Company should be dissolved or adjudicated bankrupt, or should make a general assignment its assets (but not Trust assets) for the benefit of creditors, unless a party having proper authority elects to continue the Plan.

          15.3-2     Termination Benefits and Expenses.  In the event of such
Plan termination, the rights of each retired Participant and Participant to the benefits accrued or credited to the date of such termination, to the extent then funded, shall become one hundred percent (100%) vested on such termination and shall thenceforth be nonforfeitable, and the assets in the Trust shall be used, so far as they will extend, and subject to the conditions and limitations herein contained:

               (a) Expenses. To pay all expenses and liabilities (absolute or contingent) of the Trust Fund;

               (b)     Benefits.  To pay, provide or distribute, pursuant to
Article X, all remaining Trust Fund assets to the Participants in the proportions determined by their respective accounts.

               (c) Source of Payments. To provide for benefit distribution by payment from the Trust Fund or nontransferable annuities purchased from an insurance company, with the right to commute any benefit amount on an actuarial basis, all as determined by the Retirement Committee in the exercise of its discretion.

               (d) Reversion to Company. To pay to the Company any residual assets not allocated under Article XV, to the extent permitted by law.

     15.4 Partial Termination. In the event of a partial termination of this Plan, 15.3 shall be considered as applying, at such time, only to those Participants with respect to whom the Plan has been terminated. All other Participants shall be unaffected by such termination to the fullest extent allowable by then current law and regulations.

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
     15.5 Procedure for Plan Amendment or Termination. The amendment and termination powers reserved in 13.1 and Article XV shall be executed as follows:

          15.5-1     Board Resolution or Chairman Action.  Except as provided
in 15.5-2, the Company may amend or terminate the Plan by execution of the amendment by the Company Chairman, or pursuant to authorization in a resolution adopted by the Board of Directors (or its Executive Committee) and delivered to the Administrator, Retirement Committee and Trustee.

          15.5-2     Executive Vice President of Human Resources Action.  The
Executive Vice President of Human Resources of the Company may amend the Plan to make such changes as are authorized under 13.1-3 by designating such changes in writing to the Administrator, Retirement Committee and Trustee.

          15.5-3     Proof of Amendment.  Any officer of the Company, other
than the individual who has the power to create or execute the amendment or termination document, may certify that such document has been adopted by proper authority.


ARTICLE XVI.  CLAIMS AND REVIEW PROCEDURE

     16.1 Claims for Benefits and Inquiries. Any Participant or beneficiary may file with the Administrator a written claim for benefits or inquiry concerning the Plan, or concerning present or future rights to benefits under the Plan. Applications for benefits must be made on the forms prescribed by the Administrator, signed by the Participant or beneficiary, as applicable, and submitted to the Administrator's benefit claims office.

     16.2 Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the Administrator shall notify the applicant of such denial in writing and shall advise the applicant of the right to a review thereof.

          16.2-1     Content of Notice.  Such notice shall be written in a
manner calculated to be understood by the applicant and set forth the following:

               (a)     The specific reason for denial.

               (b) Specific reference to the Plan provisions upon which the denial is based.

               (c) A description of any additional information which is necessary to perfect the claim and why this information is necessary.

               (d)     An explanation of the review procedure described in
16.3 below.

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          16.2-2     Timing of Notice.  Such written notice shall be given to
the applicant within ninety (90) days after the Administrator receives the application, unless special circumstances require an extension of time of up to an additional ninety (90) days for processing the application. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial ninety (90) day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the application for benefits. If written notice of denial of the application for benefits is not furnished within the time specified in this paragraph 16.2-2, the application shall be deemed denied.

     16.3 Review of Denied Claims. Any applicant whose claim for benefits is denied (or deemed denied) in whole or in part, or such applicant's authorized representative, may appeal from such denial by submitting to the Retirement Committee a written request for a review of the application within sixty (60) days after receipt of denial of the notice (or, in the case of a deemed denial, sixty (60) days after the application is deemed denied). The Retirement Committee shall give the applicant or such representative an opportunity to review pertinent documents (other than legally privileged documents) in preparing the request for review. The request for review shall be in writing and shall be addressed as follows:

                         Retirement Committee for the
                    Nordstrom 401(k) Plan & Profit Sharing
                      c/o Employee Benefits - Retirement
                        1700 Seventh Avenue, Suite 1000
                              Seattle, WA  98101

The request for a review shall set forth all grounds on which it is based, all facts and documents in support of the request and any other matters which the applicant deems pertinent. The Retirement Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its decision on review.

     16.4 Decision on Review. After receiving the application for review, the Retirement Committee, or an authorized review subcommittee thereof ("Review Committee") shall review and decide the final disposition of the claim. Such decision of the Review Committee shall be binding on all parties.

          16.4-1     Timing of Review.  The decision should be reached within
sixty (60) days after receipt of the application for review, although special circumstances may delay the review decision up to one hundred twenty (120) days. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial sixty (60) day period.

          16.4-2     Notice of Decision.  If the Review Committee confirms the
denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan

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
provisions on which the decision is based. If the Review Committee determines that the application for benefits should not have been denied in whole or in part, the Review Committee shall direct the Administrator to take appropriate remedial action as soon as reasonably practicable. If written notice of the Review Committee's decision is not given to the applicant within the time period prescribed in 16.4-1, the application will be deemed denied on review.

     16.5 Rules and Procedures on Review. The Review Committee shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities in reviewing a denied claim. The Review Committee may require an applicant who wishes to submit additional information in connection with an appeal to do so at the applicant's own expense, and may convene a hearing if it determines that sufficient cause is shown. To the extent that a claim requires a determination of whether a Participant suffers from a Disability as defined in section 2.7, the Plan shall adhere to the procedures for administering disability claims under the Nordstrom, Inc. Welfare Benefit Plan, which procedures are incorporated by this reference.

     16.6 Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the applicant has (i) submitted a written claim for benefits in accordance with 16.1; (ii) been notified by the Administrator that the application is denied (or the application is deemed denied) as provided in 16.2; (iii) filed a written request for a review of the application in accordance with 16.3; and (iv) been notified in writing that the Review Committee has affirmed the denial of the application (or the application is deemed denied) on review as provided in 16.4.

ARTICLE XVII.  MISCELLANEOUS PROVISIONS

     17.1 No Right of Continued Employment. The establishment of this Plan, the creation of any fund or account, or the payment of any benefits shall not create in any Employee, Participant or other party a right to continuing employment or create any claim against the Plan or Trust Fund for any payment except as set forth in this Plan.

     17.2 Discretion. Whenever, under the provisions of this Plan, discretion is granted to the Employer or Administrator which affects the benefits, rights and privileges of Participants, such discretion shall be exercised uniformly so that all Participants similarly situated shall be similarly treated.

     17.3 Separability. If any provision of this Agreement is declared invalid or unenforceable, the remaining provisions shall be effective.

     17.4 Participant and Others Bound by Plan. Each Participant, by executing the beneficiary designation, agrees for himself or herself and his or her heirs, beneficiaries, successors, and assigns to be bound by all of the provisions of this Plan.

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
     17.5 Applicable Law. This Plan is to be construed according to the laws of the State of Washington, to the extent not preempted by federal law.

     17.6 Text Controls. The paragraph numbers and headings herein are solely for convenience. In the event of conflict between them and the text, provisions of the text control.

     17.7 Effective Date. This amendment and restatement of the Nordstrom 401(k) Plan & Profit Sharing is effective January 1, 2004, as provided in 1.2.

     17.8 Expenses. All reasonable expenses incurred in operating and administering the Plan, including expenses of the Company, the Committee, and the Trust, may be paid from the Trust Fund or, at the election of the Company, may be paid by the Company, provided, however, that the Trust may reimburse the Company for such expenses only to the extent such amounts constitute "direct expenses" in accordance with U.S. Department of Labor Regulation
Section 2550.408c-2(b)(3).    This provision shall be deemed to be a part of
any contract to provide for expenses of Plan administration, whether or not the signatory to such contract is, as a matter of convenience, the Company.

     17.9 Plan Document is Controlling. All rights and benefits of Participants and beneficiaries are controlled and determined by the provisions of this Plan document. To this end:

          17.9-1     Authorized Summaries.  The only authorized summaries of
the Plan are the publications listed in (a)-(c) below as approved from time to time by the Administrative Office. No other writing is authorized. No such authorized summary overrides or modifies the Plan document.

               (a)     The summary plan description;

               (b) Any Decision Guide for exercise of Participant investment choices;

               (c) Any descriptive information programmed on a voice response unit or other telephonic, computer or electronic communication network.

          17.9-2     Authorized Representatives.  The only individuals
authorized to explain or interpret the Plan are the Committee members and the Plan administrative personnel who are charged with such responsibility. No other individual or entity has authority to explain or interpret the Plan. No authorized individual has authority to override or modify what is provided in the Plan document.

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          17.9-3     Resolution of Conflicts.  In the event of any conflict
between this Plan and (1) any authorized summary of the Plan, or (2) other written, oral or electronic statement, or (3) any assumption, inference or reliance by any Participant or beneficiary, this Plan document shall be dispositive.

     17.10 Rules of Construction. In construing this Agreement, the masculine and neuter genders include the feminine and each other and the singular includes the plural.


ARTICLE XVIII. LOANS TO PARTICIPANTS

          18.1     Loans to Participants.

               18.1-1     Participant's Right to Borrow. Participants and
Beneficiaries who are parties in interest under section 3(14) of ERISA shall have the right to borrow from their Elective Deferral Contribution accounts, Employer Matching Contributions accounts, and Employer Profit Sharing Contributions accounts on a reasonably equivalent basis and subject to prior approval by the Administrator. Application for a loan must be submitted to the Administrator on such form(s) and in such manner as the Administrator may require. Approval shall be granted or denied as specified in 18.1-2 on the terms specified in 18.1-3. For purposes of this 18.1, but only to the extent required by Department of Labor Regulation Section 2520.408b-1, the term "Participant" shall include any Employee, former Employee, beneficiary or alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, who has an interest in the Plan that is not contingent. A beneficiary shall not be eligible for a loan unless all events needed to make such beneficiary's rights unconditional have occurred.

               18.1-2     Limits on Borrowed Amount.  The Administrator shall
grant any loan which meets each of the requirements of paragraphs (a), (b) and
(c) below:

                    (a) Maximum Loan. The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any related Company shall not exceed the lesser of:

                         (1)     $50,000, reduced by the excess, if any, of a
Participant's highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any related Company during the preceding twelve (12) months over the outstanding balance of such loans on the loan date, or

                         (2)     Fifty percent (50%) of the value of the
vested balance of the Participant's accounts as of the Valuation Date preceding the date upon which the loan is made.

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                    (b)     Minimum Loan.  The loan shall be for at least
$1,000; and

                    (c)     Outstanding Loan Limitations.  No more than two
(2) loans may be outstanding to a Participant at any time. Notwithstanding the foregoing, no more than one (1) loan used to purchase the principal residence of a Participant may be outstanding to a Participant at any time.

               18.1-3     Repayment and Collateral.  Each loan granted shall,
by its terms, satisfy each of the following additional requirements:

                    (a) Term. Each loan, by its terms, must be repaid within sixty (60) months (except that if the Administrator is satisfied that the loan proceeds are being used to purchase the principal residence of a Participant, the Administrator may, in its discretion, establish a term of up to two hundred and forty (240) months for repayment).

                    (b) Interest. Each loan shall bear a reasonable rate of interest, which rate shall be established by the Administrator from time to time and shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances and shall in no event be less than one percent (1%) over the then current prime rate at Employer's principal bank.

                    (c) Repayment Amount. Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than semi-monthly (twice each calendar month).

                    (d) Collateral. Each loan must be adequately secured, with the security to consist of the balance of the Participant's accounts.

                    (e) Means of Payment. Automatic payroll deductions shall be required as additional security and the loan shall become immediately due and payable if the Participant ceases the payroll deduction. Notwithstanding the foregoing, to avoid default, an active Participant who has insufficient payroll from which to deduct the loan payment must make timely loan payments by means of remitting a personal check equal to the amount of the loan payment not deducted by payroll deduction. Other than for Participants on qualified military service (the loan payment suspension rules for which are provided under 5.7), a Participant who is on an approved leave of absence may suspend loan repayments during the leave of absence, but the suspension period shall not be longer than 12 months. Upon return from the leave of absence, the Participant may make a single sum make-up payment equal to the amount of the suspended payments during the leave, or may increase the periodic loan payment so that the loan term is not extended beyond the term established when the loan was originated. A Participant who terminates employment with


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an outstanding loan balance may elect to continue monthly loan repayments.
However, the loan will be deemed in default if a loan repayment is not received for a period of 80 days.

                    (f) Value Only in Borrower's Account. To the extent a Participant's loan is secured by the Participant's account, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to 6.2. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the accounts of the Participant.

               18.1-4     Payments Credited to Account.  All loan payments
shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Administrator.

               18.1-5     Promissory Note.  Each loan shall be evidenced by a
promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (a) a fixed maturity date meeting the requirements of 18.1-3(a) above, (b) the Participant's death, or (c) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.

               18.1-6     Administrator Powers.  The Administrator shall have
the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such additional rules shall include establishment of a reasonable loan fee to reimburse the Plan for the administrative costs of making such loans and establishment of rules for default. The rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Administrator shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met. The Administrator may delegate any of its powers under this Article in accordance with the provisions of Article III.

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     IN WITNESS WHEREOF pursuant to Section 13.1-3, this 2004 Restatement has been executed on behalf of the Company by its Executive Vice President of Human Resources pursuant to authorization of the Company's Board of Directors this ____29th_______ day of December, 2003.


                                       COMPANY:

                                       NORDSTROM, INC.
                                       By:/s/ Delena M. Sunday
                                       -----------------------
                                       Executive Vice President
                                       of Human Resources



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